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                                                                    EXHIBIT 10.1

                     AMENDED AND RESTATED CREDIT AGREEMENT

         AMENDED AND RESTATED CREDIT AGREEMENT, dated as of the 31st day of July, 1997 by and among CORESTAFF, INC., a corporation organized under the laws of Delaware (the "Borrower"), the Lenders who are or become a party to this Agreement (collectively, the "Lenders"), FIRST UNION NATIONAL BANK (F/K/A FIRST UNION NATIONAL BANK OF NORTH CAROLINA), a national banking association, as agent for the Lenders (the "Agent"), and THE FIRST NATIONAL BANK OF CHICAGO, TEXAS COMMERCE BANK NATIONAL ASSOCIATION, CREDIT LYONNAIS NEW YORK BRANCH and NATIONSBANK OF TEXAS, N.A., as managing agents for the Lenders (together, the "Managing Agents", each individually, a "Managing Agent").

                              STATEMENT OF PURPOSE

         The Borrower is party to a Credit Agreement dated as of November 26, 1996 (as amended, restated, supplemented or otherwise modified from time to time, the "Original Credit Agreement") by and among the Borrower, the Lenders party thereto, the Agent, and The First National Bank of Chicago and Texas Commerce Bank National Association, as Co-Agents. The Original Credit Agreement provides for, among other things, a revolving credit facility, a swingline facility, a competitive bid facility and a letter of credit facility to finance permitted acquisitions and for working capital and general corporate requirements of the Borrower.

         The Borrower has requested and the Lenders have agreed to amend and restate the Original Credit Agreement to provide for, among other things, (i) the increase of the Aggregate Commitment, (ii) the deletion of the concept of Permitted Secured Indebtedness, (iii) modifications to the financial covenants,
(iv) the addition of certain Lenders to the Credit Agreement, (v) the addition of certain Guarantors in connection with the Credit Agreement, (vi) the addition of certain Pledgors and Issuers in connection with the Credit Agreement and (vii) certain other amendments provided for herein, said amendment being pursuant to the terms and conditions set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.1. Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

         "Absolute Rate" means, as to any Competitive Bid made by a Lender pursuant to Section 2.4(b), the fixed percentage rate per annum (expressed in the form of a decimal to no more than four decimal places) specified by the Lender making such Competitive Bid.

         "Absolute Rate Loan" means any Loan bearing interest at the Absolute Rate determined in accordance with Section 2.4.

         "Affiliate" means, with respect to any Person, any other Person (other than a Subsidiary) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term "control" means (a) the power to vote twenty percent (20%) or more of the securities or other equity interests of a Person having ordinary voting
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power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "Agent" means First Union in its capacity as agent hereunder, and any successor thereto appointed pursuant to Section 12.9.

         "Agent's Office" means the office of the Agent specified in or determined in accordance with the provisions of Section 13.1.

         "Aggregate Commitment" means the aggregate amount of the Commitments of the Lenders hereunder, as such amount may be reduced or modified at any time or from time to time pursuant to Section 2.7 or Section 2.8 or increased at any time or from time to time pursuant to Section 2.9. On the Closing Date, the Aggregate Commitment shall be Three Hundred Fifty Million Dollars ($350,000,000). At no time shall the Aggregate Commitment exceed Four Hundred Million Dollars ($400,000,000).

         "Agreement" means this Amended and Restated Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

         "Applicable Law" means all applicable provisions of constitutions, statutes, laws, rules, treaties, regulations and orders of all Governmental Authorities and all orders and decrees of all courts and arbitrators.

         "Applicable Margin" shall have the meaning assigned thereto in Section 4.1(c).

         "Application" means an application, in the form of Exhibit I hereto or as the Issuing Lender may specify from time to time, requesting the Issuing Lender to issue a Letter of Credit.

         "Assignment and Acceptance" shall have the meaning assigned thereto in
Section 13.9.

         "Base Rate" means, at any time, the higher of (a) the Prime Rate or
(b) the Federal Funds Rate plus 1/2 of 1%. Each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

         "Base Rate Loan" means any Loan bearing interest at a rate determined with reference to the Base Rate as provided in Section 4.1(a) hereof.

         "Borrower" means CORESTAFF, Inc. (f/k/a COREStaff, Inc.), a Delaware corporation, and its successors and assigns, in its capacity as borrower hereunder.

         "Business Day" means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New York, New York are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in U.S. Dollar deposits in the London interbank market.

         "Capital Asset" means, with respect to the Borrower and its Subsidiaries, any asset that would, in accordance with GAAP, be classified and accounted for as a capital asset on a Consolidated balance sheet of the Borrower and its Subsidiaries.





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         "Capital Expenditures" means, with respect to the Borrower and its
Subsidiaries for any period, the aggregate cost of all Capital Assets acquired by the Borrower and its Subsidiaries during such period, determined in accordance with GAAP.

         "Capital Lease" means, with respect to the Borrower and its Subsidiaries, any lease of any property that would, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of the Borrower and its Subsidiaries.

         "Cash Equivalents" shall have the meaning assigned thereto in Section 10.4(b).

         "Change in Control" shall have the meaning assigned thereto in Section 11.1(h).

         "Closing Date" means the Business Day upon which each condition described in Section 5.2 shall be satisfied in all respects in a manner acceptable to the Agent, in its sole discretion, and which shall be deemed to be the date of this Agreement unless otherwise set forth in a written instrument executed by each party to this Agreement.

         "Code" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended or supplemented from time to time.

         "Collateral" means the Pledged Stock and the Stock Proceeds (each as defined in the Pledge Agreements).

         "Commitment" means, as to any Lender at any time, the obligation of such Lender to make Revolving Credit Loans to and to issue or participate in Letters of Credit issued for the account of the Borrower hereunder in an aggregate principal or face amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1 hereto, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof.

         "Commitment Percentage" means, with respect to any Lender at any time, the ratio of (a) the amount of the Commitment of such Lender to (b) the amount of the Aggregate Commitment of all of the Lenders.

         "Competitive Bid" means an offer by a Lender to make an Absolute Rate Loan pursuant to Section 2.4.

         "Competitive Bid Accept/Reject Letter" means the acceptance or rejection by the Borrower of Competitive Bids pursuant to Section 2.4.

         "Competitive Bid Commitment" means One Hundred Thirty-Five Million Dollars ($135,000,000), as such amount may be reduced or modified at any time or from time to time pursuant to Section 2.7 or Section 2.8 or increased at any time or from time to time pursuant to Section 2.9.

         "Competitive Bid Facility" means the competitive bid facility established pursuant to Article II hereof.

         "Competitive Bid Invitation" means the notice of a Competitive Bid Request provided by the Agent to the Lenders pursuant to Section 2.4.

         "Competitive Bid Notes" means the separate Amended and Restated Competitive Bid Notes made by the Borrower payable to the order of each of the Lenders, substantially in the form of Exhibit A-2 hereto,





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evidencing the Absolute Rate Loans, and any amendments and supplements thereto, any substitutes therefor, and any replacements, restatements, renewals or extensions thereof, in whole or in part.

         "Competitive Bid Request" shall have the meaning assigned thereto in
Section 2.4(a).

         "Consolidated" means, when used with reference to financial statements or financial statement items of the Borrower and its Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

         "Contingent Obligation" means, with respect to the Borrower and its Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

         "CORESTAFF" means CORESTAFF, Inc. (f/k/a COREStaff, Inc.), a Delaware corporation, and its successors.

         "CORESTAFF Pledge Agreement" means the Amended and Restated Pledge Agreement executed by the Borrower, as pledgor, in favor of the Agent for the ratable benefit of the Lenders substantially in the form of Exhibit J hereto, as amended, supplemented or modified.

         "Credit Facility" means the collective reference to the Revolving Credit Facility, the Competitive Bid Facility, the Swingline Facility and the L/C Facility.

         "Current Assets" means, at a particular date, all amounts which would, in accordance with GAAP, be included under current assets on a Consolidated balance sheet of the Borrower and its Subsidiaries as at such date.

         "Current Liabilities" means, at a particular date, all amounts which would, in accordance with GAAP, be included under current liabilities on a Consolidated balance sheet of the Borrower and its Subsidiaries as at such date; provided that the amount of the current portion of Consolidated Funded Debt of the Borrower and its Subsidiaries (including all outstanding Loans) that becomes a Current Liability as a result of the final maturity of such Consolidated Funded Debt shall be excluded from the computation of Current Liabilities.

         "Debt" means, with respect any Person at any date and without duplication, the sum of the following calculated in accordance with GAAP: (a) all liabilities, obligations and indebtedness for borrowed money including but not limited to obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, (b) all obligations to pay the deferred purchase price of property or services of any such Person, except trade payables arising in the ordinary course of business not more than one hundred twenty (120) days past due, (c) all obligations of any such Person as lessee under Capital Leases, (d) all Debt of any other Person secured by a Lien on any asset of any such Person, (e) all Contingent Obligations of any such Person,
(f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including, without limitation, any Reimbursement Obligation, and banker's





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acceptances issued for the account of any such Person and (g) all obligations incurred by any such Person pursuant to Hedging Agreements.

         "Default" means any of the events specified in Section 11.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

         "Dollars" or "$" means, unless otherwise qualified, dollars in lawful currency of the United States.

         "EBITDA" means, for any period, (a) Net Income, plus (b) any provision for (or less any benefit from) income and franchise taxes included in the determination of Net Income, plus (c) Interest Expense deducted in the determination of Net Income, plus (d) amortization, depreciation and other non-cash charges (including amortization of goodwill, covenants not to compete and other intangible assets) deducted in the determination of Net Income.

         "Eligible Assignee" means, with respect to any assignment of the rights, interest and obligations of a Lender hereunder, a Person that is at the time of such assignment (a) a commercial bank organized under the laws of the United States or any state thereof, having total capital and surplus in excess of $100,000,000, (b) a finance company, insurance company or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and that has total capital and surplus in excess of $500,000,000, (c) already a Lender hereunder (whether as an original party to this Agreement or as the assignee of another Lender), (d) the successor (whether by transfer of assets, merger or otherwise) to all or substantially all of the commercial lending business of the assigning Lender, or (e) any other Person that has been approved in writing as an Eligible Assignee by the Borrower and the Agent.

         "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of the Borrower or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

         "Environmental Laws" means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et. seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 331 et. seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et. seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et. seq.), the Clean Air Act (42 U.S.C. Section 7401 et. seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et. seq.), the Safe Drinking Water Act (42 U.S.C.
Section 300, et. seq.), the Environmental Protection Agency's regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. Section 651 et. seq.) and the rules and regulations promulgated under each of these statutes, each as amended or modified from time to time.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

         "ERISA Affiliate" means any Person who together with the Borrower is treated as a single employer within the meaning of Section 414(b), (c), (m) or
(o) of the Code or Section 4001(b) of ERISA.

         "Eurodollar Reserve Percentage" means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed





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by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities (as defined in Regulation D) or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

         "Event of Default" means any of the events specified in Section 11.1, provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Act Report" means any annual report on the Form 10-K, any quarterly report on the Form 10-Q, any report on the Form 8-K or any other report filed in connection with or pursuant to the Exchange Act.

         "Federal Funds Rate" means, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Agent and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Agent. If, for any reason, such rate is not available, then "Federal Funds Rate" shall mean a daily rate which is determined, in the opinion of the Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (Charlotte time). Rates for weekends or holidays shall be the same as the rate for the most immediate preceding Business Day.

         "First Union" means First Union National Bank (f/k/a First Union National Bank of North Carolina), a national banking association, and its successors.

         "Fiscal Year" means the fiscal year of the Borrower and its Subsidiaries ending on December 31.

         "Fixed Charge Coverage Ratio" means, with respect to the Borrower and its Subsidiaries as of the end of any fiscal quarter, the ratio of (a) Pro Forma Adjusted EBITDA for the period of four (4) consecutive fiscal quarters ending with such fiscal quarter less Capital Expenditures during such four (4) fiscal quarter period less cash income taxes or franchise taxes paid during such four (4) fiscal quarter period or payable (if not paid) during such four
(4) fiscal quarter period to (b) Consolidated Interest Expense for such four
(4) fiscal quarter period plus scheduled principal payments with respect to any Debt paid during such four (4) fiscal quarter period or payable (if not paid) during such four (4) fiscal quarter period (including, without limitation, the principal portion of payments attributable to Capital Leases); provided that, for the purpose of this definition, for the period from January 1, 1997 through December 31, 1998, there shall be excluded from the determination of Capital Expenditures for any applicable four (4) fiscal quarter period all Capital Expenditures incurred in connection with the purchase, development and installation of an integrated information system for the Borrower and its Subsidiaries in an aggregate amount not to exceed during such applicable four
(4) fiscal quarter period the lesser of (i) the actual amount of Capital Expenditures incurred in connection therewith and (ii) $25,000,000.

         "Foreign Subsidiaries" means all Subsidiaries of the Borrower not organized under the laws of any State of the United States or the District of Columbia.

         "Funded Debt" means with respect to any Person, at a particular date,
(i) all Debt of such Person outstanding under this Agreement, (ii) all obligations of such Person as lessee under any Capital Lease and (iii) all Debt for borrowed money of such Person not set forth in items (i) and (ii) above.

         "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and





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maintained on a consistent basis for the Borrower and its Subsidiaries throughout the period indicated and consistent with the prior financial practice of the Borrower and its Subsidiaries.

         "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

         "Governmental Authority" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Hazardous Materials" means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law,
(d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed to constitute a nuisance, a trespass or pose a health or safety hazard to persons or neighboring properties, (f) which are materials consisting of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

         "Hedging Agreement" means any agreement with respect to an interest rate swap, collar, cap, floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of the Borrower under this Agreement, and any confirming letter executed pursuant to such hedging agreement, all as amended, restated or otherwise modified.

         "Interest Expense" means, with respect to the Borrower and its Subsidiaries for any period, total interest expense (including, without limitation, interest expense attributable to Capital Leases) determined in accordance with GAAP and determined exclusive of capitalized interest expense in connection with the Permitted Convertible Subordinated Debt contemplated herein and, to the extent not so determined, expense related to any Hedging Agreement and all fees payable in respect of the Letters of Credit determined in accordance with GAAP.

         "Interest Period" shall have the meaning assigned thereto in
Section 4.1(b).

         "Investment Grade Rating" means a rating of BBB- or better given by S&P and a rating of Baa3 or better given by Moody's to the senior unsecured non-credit enhanced long-term debt of the Borrower. In the event that S&P or Moody's, as applicable, changes its rating system, the ratings then used by S&P or Moody's, as applicable, that are comparable to the ratings described herein shall be used in this definition, and in the event the S&P or Moody's, as applicable, shall cease to rate corporate senior unsecured non-credit enhanced long term debt, the Borrower and the Lenders shall agree upon a rating agency and amend this definition to insert the ratings used by such rating agency that are most comparable to the ratings currently used by S&P or Moody's, as applicable.

         "Issuer" means each Person whose capital stock has been pledged to the Agent, for the benefit of the Agent and the Lenders, under a Pledge Agreement. The Issuers under the Pledge Agreements in existence as of the Closing Date are set forth on Schedule 1.2.





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         "Issuing Lender" means First Union, in its capacity as issuer of any
Letter of Credit, or any successor thereto.

         "L/C Commitment" means Twenty Million Dollars ($20,000,000).

         "L/C Facility" means the letter of credit facility established pursuant to Article III hereof.

         "L/C Obligations" means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under the Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

         "L/C Participants" means the collective reference to all the Lenders other than the Issuing Lender.

         "Lender" means each Person executing this Agreement as a Lender set forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 13.9.

         "Lender Addition and Acknowledgment Agreement" means each agreement executed pursuant to Section 2.9 hereof by the Borrower and an existing Lender or a lender not theretofore a Lender, as applicable, and acknowledged by the Agent and each Guarantor, in the form attached hereto as Exhibit M, providing for an increase in the Aggregate Commitment hereunder, acknowledging that any lender not theretofore a Lender shall be a party hereto and have the rights and obligations of a Lender hereunder, and setting forth the Commitment of each Lender.

         "Lending Office" means, with respect to any Lender, the office of such Lender maintaining such Lender's Commitment Percentage of the Loans.

         "Letters of Credit" shall have the meaning assigned thereto in
Section 3.1.

         "LIBOR" means the rate for deposits in Dollars for a period equal to the Interest Period selected which appears on the Telerate Page 3750 at approximately 11:00 a.m. London time, two (2) Business Days prior to the commencement of the applicable Interest Period. If, for any reason, such rate is not available, then "LIBOR" shall mean the rate per annum at which, as determined by the Agent, Dollars in the amount of $5,000,000 are being offered to leading banks at approximately 11:00 a.m. London time, two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected.

         "LIBOR Rate" means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Agent pursuant to the following formula:

         LIBOR Rate =                      LIBOR
                      -----------------------------------------
                            1.00-Eurodollar Reserve Percentage

         "LIBOR Rate Loan" means any Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 4.1(a).

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or





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lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

         "Loan" means any Revolving Credit Loan, Absolute Rate Loan or Swingline Loan made by the Borrower pursuant to Article II and all such Loans collectively as the context requires.

         "Loan Documents" means, collectively, this Agreement, the Notes, the Applications, the Letters of Credit, the CORESTAFF Pledge Agreement, the Subsidiary Pledge Agreements, the Subsidiary Guaranty Agreement, any Hedging Agreement with a Lender, and each other document, instrument and agreement executed and delivered by the Borrower, its Subsidiaries or their counsel, in connection with this Agreement or otherwise referred to herein or contemplated hereby all as amended or modified.

         "Managing Agents" shall have the meaning set forth in the Statement of Purpose hereof.

         "Material Adverse Effect" means, with respect to the Borrower and its Subsidiaries, a material adverse effect on the properties, business, prospects, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, or the ability of any such Person to perform its obligations under any Loan Document or any Material Contract, in each case to which it is a party.

         "Material Contract" means any contract, agreement or other instrument, written or oral, of the Borrower or any of its Subsidiaries involving monetary liability of the Borrower or any of its Subsidiaries to any Person in an amount in excess of $4,000,000.

         "Material Subsidiary" means, for any period of determination, (a) any Subsidiary of the Borrower with Pro Forma Adjusted EBITDA in excess of three percent (3%) of the Consolidated Pro Forma Adjusted EBITDA of the Borrower and its Subsidiaries as reflected on the financial statements for such period delivered in accordance with Section 7.1, (b) any Subsidiary of the Borrower voluntarily designated in writing (delivered to the Agent) by the Borrower as a "Material Subsidiary" regardless of whether such Subsidiary is deemed a "Material Subsidiary" pursuant to subsection (a) of this definition and (c) any Subsidiary of the Borrower executing all relevant joinder documents in compliance with Section 8.12 regardless of whether such Subsidiary is deemed a "Material Subsidiary" pursuant to subsection (a) or (b) of this definition; provided, however, that notwithstanding the foregoing the Subsidiaries of the Borrower which comprise "Material Subsidiaries" at all times shall have Pro Forma Adjusted EBITDA equal to not less than ninety percent (90%) of Consolidated Pro Forma Adjusted EBITDA. The Material Subsidiaries of the Borrower as of the Closing Date are designated on Schedule 6.1(b).

         "Minimum Pro Forma Adjusted EBITDA" means the determination of the minimum Pro Forma Adjusted EBITDA of the Borrower and its Subsidiaries pursuant to Section 9.6 of this Agreement.

         "Moody's" means Moody's Investors Service, Inc. or any successor corporation.

         "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions within the preceding six years.

         "Net Income" means, with respect to any Person for any period, the net income (or loss) of such Person for such period determined in accordance with GAAP; provided, that there shall be excluded from net income (or loss): (a) the income (or loss) of any other Person (other than Subsidiaries of such Person) in which such Person has an ownership interest unless received by such Person in a cash distribution (or, as to losses, until recognized on the financial statements), (b) the income (or loss) of any other Person accrued prior to the date it became a Subsidiary of such Person or is merged into or consolidated with such Person, and (c) to the extent not included in clauses (a) and (b) above, any after-tax extraordinary gains or extraordinary non-cash losses.

         "Net Profit After Tax" means, with respect to the Borrower or any of its Subsidiaries for any Fiscal Year, the net profit after tax of such Person for such Fiscal Year determined in accordance with GAAP.

         "Net Worth" means, at any date of determination, the total stockholders' equity (including capital stock, additional paid-in capital and retained earnings after deducting the treasury stock) of the Borrower and its Subsidiaries appearing on a Consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP.

         "Non-Investment Grade Rating" means any rating of the senior unsecured non-credit enhanced long-term debt of the Borrower which is not an Investment Grade Rating.

         "Notes" means the Revolving Credit Notes, the Competitive Bid Notes or the Swingline Note, or any combination thereof, made by the Borrower payable to the order of each of the Lenders and "Note" means any of such Notes.

         "Notice of Account Designation" shall have the meaning assigned thereto in Section 5.2(f)(i).

         "Notice of Borrowing" means a Notice of Borrowing referred to in
Section 2.3(a).

         "Notice of Conversion/Continuation" shall have the meaning assigned thereto in Section 4.2.

         "Notice of Repayment" shall have the meaning assigned thereto in
Section 2.5(c).

         "Obligations" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) the L/C Obligations, (c) all payment and other obligations owing by the Borrower to any Lender under any Hedging Agreement, and (d) all other fees and commissions (including attorney's fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrower or any of its Subsidiaries to the Lenders or to the Agent, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money under or in respect of this Agreement, any Note, any Letter of Credit or any of the other Loan Documents.

         "Officer's Compliance Certificate" shall have the meaning assigned thereto in Section 7.2.

         "Original Credit Agreement" shall have the meaning assigned thereto in the Statement of Purpose hereof.

         "Other Taxes" shall have the meaning assigned thereto in
Section 4.11(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

         "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or
Section 412 of the Code and which (a) is maintained for employees of the Borrower or any ERISA Affiliates or (b) has at any time within the preceding six years been maintained for the employees of the Borrower or any of their current or former ERISA Affiliates.

         "Permitted Acquisition" means any acquisition permitted by
Section 10.4(f).

         "Permitted Acquisition Documents" means the merger, stock and/or asset purchase documents entered into in connection with any Permitted Acquisition.

         "Permitted Acquisition Value" means the aggregate amount of the purchase price (including, but not limited to, any assumed debt, earn-outs (to the extent a fixed and determinable obligation is incurred), deferred payments, or capital stock of the Borrower, net of the applicable acquired company's cash (including Cash Equivalents) balance as shown on its most recent financial statements delivered in connection with the applicable Permitted Acquisition) to be paid on a singular basis in connection with any applicable Permitted Acquisition as set forth in the applicable stock or asset purchase documents executed by the Borrower or any of its Subsidiaries in order to consummate the applicable Permitted Acquisition.

         "Permitted Convertible Subordinated Debt" means the Subordinated Debt consisting of those certain convertible subordinated notes of the Borrower due 2004, as more particularly described in that certain Form S-3 Registration Statement filed with the Securities and Exchange Commission on July 17, 1997 (Filing Number 333-31509) (and updated by that certain Prospectus dated July 23, 1997), which (i) will be convertible at the option of the holders thereof at any time after ninety (90) days following the date of original issuance thereof and prior to maturity (unless previously redeemed), (ii) will be subordinated to all existing and future senior Debt (including the Obligations) of the Borrower and (iii) shall contain final terms and conditions which shall be reasonably acceptable to the Agent and the Required Lenders and subject to legal documentation reasonably acceptable to the Agent and the Required Lenders.

         "Person" means an individual, corporation, partnership, association, trust, business trust, joint venture, limited liability company, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

         "Pledge Agreements" means the CORESTAFF Pledge Agreement and each Subsidiary Pledge Agreement. The Pledge Agreements in existence as of the Closing Date are set forth on Schedule 1.2.

         "Pledgors" means the collective reference to the Borrower and each Subsidiary Pledgor, each as pledgor under a Pledge Agreement. The Pledgors under the Pledge Agreements in existence as of the Closing Date are set forth on Schedule 1.2.

         "Prime Rate" means, at any time, the rate of interest per annum publicly announced from time to time by First Union as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by First Union as its Prime Rate is an index or base rate and shall not necessarily be its lowest rate charged to its customers or other banks.

         "Pro Forma Adjusted EBITDA" means with respect to any Person, on any date of determination, EBITDA for such Person (calculated on a Consolidated basis if with respect to the Borrower and its Subsidiaries) for the period of four (4) consecutive fiscal quarters ending on, or immediately prior to, such date of determination, calculated on a pro forma basis to include as of the first day of such period any Permitted Acquisition; provided that for the purposes of the calculation of the Total Leverage Ratio, the Senior Leverage Ratio, the Fixed Charge Coverage Ratio and the Minimum Pro Forma Adjusted EBITDA in Sections 9.2, 9.3, 9.4 and 9.6, respectively, there shall be excluded from the calculation of EBITDA in the determination of Pro Forma Adjusted EBITDA, (i) for, but only for, the period from the Closing Date until December 31, 1998, non-recurring charges associated with restructuring, accounting and finance functions in an amount not to exceed $7,500,000, (ii) certain non-cash charges associated with the disposition of discontinued lines of business in an amount not to exceed $1,000,000, (iii) charges associated with non-cash purchase accounting adjustments (in accordance with the customary accounting practices of the Borrower and its Subsidiaries and in accordance with applicable accounting laws) incurred in connection with any Permitted Acquisition and (iv) merger costs (including restructuring costs in an amount reasonably agreed upon by the Agent and the Borrower) incurred in connection with any Permitted Acquisition when pooling accounting is utilized to account for such acquisition. For the purposes hereof, Pro Forma Adjusted EBITDA shall be adjusted for the non-recurring costs and expenses of any Permitted Acquisition in a manner satisfactory to the Agent (with respect to any Permitted Acquisition that does not require the consent of the Required Lenders pursuant to Section 10.4(f) of this Agreement) and in a manner satisfactory to the Agent and the Required Lenders (with respect to any Permitted Acquisition that requires the consent of the Agent and the Required Lenders pursuant to Section 10.4(f) of this Agreement). These adjustments may include, but not be limited to, management compensation in excess of historical compensation levels respecting the acquired Person (including, without limitation, perquisites in excess of historical levels) to be paid by the Borrower or any of its Subsidiaries following any Permitted Acquisition, fees for professional services in excess of historical levels after any such Permitted Acquisition, expenses incurred in connection with any such Permitted Acquisition and such other similar additional expenses incurred after any such Permitted Acquisition.

         "Projections" shall have the meaning assigned thereto in
Section 7.1(c).

         "Register" shall have the meaning assigned thereto in Section 13.9(d).

         "Reimbursement Obligation" means the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under the Letters of Credit.

         "Required Lenders" means, at any date, (i) any combination of Lenders whose Commitment Percentages aggregate at least fifty-one percent (51%) as of such date or (ii), (A) if the Commitments shall have been terminated or (B) for purposes of declaring the Loans and the Reimbursement Obligations to be due and payable pursuant to Article XI hereof and for all purposes after the Loans and Reimbursement Obligations become due and payable pursuant to Article XI, any combination of Lenders holding at least fifty-one percent (51%) of the aggregate outstanding principal amount of the Revolving Credit Loans, Absolute Rate Loans, Swingline Loans and L/C Obligations as of such date.

         "Revolving Credit Facility" means the revolving credit facility established pursuant to Article II hereof.

         "Revolving Credit Loans" means the revolving credit loans made and to be made to the Borrower pursuant to Section 2.1.

         "Revolving Credit Notes" means the separate Amended and Restated Revolving Credit Notes made by the Borrower payable to the order of each of the Lenders, substantially in the form of Exhibit A-1 hereto, evidencing the Revolving Credit Loans, and any amendments, modifications and supplements thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor corporation.

         "Security Documents" means the collective reference to the CORESTAFF Pledge Agreement, each Subsidiary Pledge Agreement, the Subsidiary Guaranty Agreement and each other agreement or writing, including, without limitation, all supplemental agreements, pursuant to which the Borrower or any of its Subsidiaries pledges or grants a security interest in the Collateral or other collateral securing the Obligations or such Person guaranties the payment and/or performance of the Obligations.

         "Senior Funded Debt" means Funded Debt of the Borrower and its Subsidiaries (calculated on a Consolidated basis) less Subordinated Debt of the Borrower and its Subsidiaries (calculated on a Consolidated basis).

         "Senior Leverage Ratio" means with respect to the Borrower and its Subsidiaries, as of the end of any fiscal quarter, the ratio of (a) Senior Funded Debt of the Borrower and its Subsidiaries (calculated on a Consolidated basis) as of such fiscal quarter end less the cash balances (including Cash Equivalents) of the Borrower and its Subsidiaries (calculated on a Consolidated basis) in excess of $5,000,000 as of such fiscal quarter end to (b) Pro Forma Adjusted EBITDA of the Borrower and its Subsidiaries (calculated on a Consolidated basis) for the period of four (4) consecutive fiscal quarters ending with such fiscal quarter.

         "Solvent" means, as to the Borrower and its Subsidiaries on a particular date, that such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) owns property having a present fair saleable value on a going concern basis, greater than the amount required to pay its probable liabilities (including contingencies), and
(c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

         "Subordinated Debt" means unsecured Debt which (a) is subordinated in right of payment to the Obligations in form and substance satisfactory to the Required Lenders, and (b) otherwise contains terms and conditions (including, without limitation, maturity and financial covenants) reasonably acceptable to the Required Lenders and is subject to legal documentation reasonably acceptable to the Required Lenders.

         "Subsidiary" means, as to any Person, any corporation, partnership or other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership or other entity is at the time, directly or indirectly, owned by or the management is otherwise controlled by such Person (irrespective of whether, at the time, capital stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to "Subsidiary" or "Subsidiaries" herein shall refer to those of the Borrower.

         "Subsidiary Guarantor" means each Material Subsidiary of the Borrower who has executed the Subsidiary Guaranty Agreement (a) on the Closing Date or
(b) after such date in accordance with Section 8.12. The Subsidiary Guarantors as of the Closing Date are set forth on Schedule 1.2.

         "Subsidiary Guaranty Agreement" means the Amended and Restated Guaranty Agreement executed by each Subsidiary Guarantor party thereto in favor of the Agent for the ratable benefit of itself and the Lenders, substantially in the form of Exhibit L hereto, as amended, supplemented or modified from time to time.

         "Subsidiary Pledgor" means each Material Subsidiary of the Borrower who has executed a Subsidiary Pledge Agreement (a) on the Closing Date or (b) after such date in accordance with Section 8.12.

         "Subsidiary Pledge Agreement" means each Amended and Restated Subsidiary Pledge Agreement executed by any Material Subsidiary, as pledgor, in favor of Agent for the ratable benefit of the Lenders substantially in the form of Exhibit K hereto, as amended, supplemented or modified from time to time.

         "Swingline Commitment" means Five Million Dollars ($5,000,000).

         "Swingline Facility" means the swingline facility established pursuant to Article II hereof.

         "Swingline Lender" means First Union in its capacity as swingline lender hereunder.

         "Swingline Loan" means the swingline loans made by the Swingline Lender to the Borrower pursuant to Section 2.2.

         "Swingline Note" means the Amended and Restated Swingline Note made by the Borrower payable to the order of the Swingline Lender, substantially in the form of Exhibit A-3 hereto, evidencing the Swingline Loans, and any amendments and supplements thereto, any substitutes therefor, and any replacements, restatements, renewals or extensions thereof, in whole or in part.

         "Swingline Rate" means the Base Rate plus the Applicable Margin with respect to Base Rate Loans.

         "Swingline Termination Date" means the earlier to occur of (a) the resignation of First Union as Agent in accordance with Section 12.9 and (b) the Termination Date.

         "Taxes" shall have the meaning assigned thereto in Section 4.11(a).

         "Termination Date" means the earliest of the dates referred to in
Section 2.8.

         "Termination Event" means: (a) a "Reportable Event" described in
Section 4043 of ERISA; or (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC; or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (f) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan; or (g) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA; or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA; or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

         "Total Capitalization" means, at any date of determination, the sum of Consolidated Total Debt plus Consolidated Net Worth each as of such date.

         "Total Debt" means, at any date of determination, the aggregate amount of Debt of the Borrower and its Subsidiaries determined on a Consolidated basis.

         "Total Leverage Ratio" means with respect to the Borrower and its Subsidiaries, as of the end of any fiscal quarter, the ratio of (a) Funded Debt of the Borrower and its Subsidiaries (calculated on a Consolidated basis) as of such fiscal quarter end less the cash balances (including Cash Equivalents) of the Borrower and its Subsidiaries (calculated on a Consolidated basis) in excess of $5,000,000 as of such fiscal quarter end to (b) Pro Forma Adjusted EBITDA of the Borrower and its Subsidiaries (calculated on a Consolidated basis) for the period of four (4) consecutive fiscal quarters ending with such fiscal quarter.

         "UCC" means the Uniform Commercial Code as in effect in the State of North Carolina.

         "Uniform Customs" means the Uniform Customs and Practice for Documentary Credits (1994 Revision), International Chamber of Commerce Publication No. 500.

         "Unused Fee Percentage" shall have the meaning assigned thereto in
Section 4.3(b).

         "Wholly-Owned" means, with respect to a Subsidiary, a Subsidiary all of the shares of capital stock or other ownership interests of which are, directly or indirectly, owned or controlled by the Borrower and/or one or more of its Wholly-Owned Subsidiaries.

         SECTION 1.2. General. All terms of an accounting nature not specifically defined herein shall have the meaning assigned thereto by GAAP. Unless otherwise specified, a reference in this Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference herein to "Charlotte time" shall refer to the applicable time of day in Charlotte, North Carolina.

         SECTION 1.3. Accounting Matters. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Borrower or any of its Subsidiaries to determine compliance with any covenant contained herein, shall, except as otherwise expressly contemplated hereby or unless there is an express written direction by the Agent to the contrary agreed to by the Borrower, be performed in accordance with GAAP. In the event that changes in GAAP (as in effect on the Closing Date) shall be mandated by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, or shall be recommended by the Borrower's certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date the Borrower and the Lenders shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement.

         SECTION 1.4.  Other Definitions and Provisions.

         (a) Use of Capitalized Terms. Unless otherwise defined therein, all capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Notes and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

         (b) Miscellaneous. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                                   ARTICLE II

                                CREDIT FACILITY

         SECTION 2.1.  Revolving Credit Loans and Absolute Rate Loans.

         (a) Revolving Credit Loans. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Revolving Credit Loans to the Borrower from time to time from the Closing Date through the Termination Date as requested by the Borrower in accordance with the terms of Section 2.3; provided, that (a) all Revolving Credit Loans made on the Closing Date shall be Base Rate Loans and shall remain Base Rate Loans for three (3) Business Days after the Closing Date, (b) the aggregate principal amount of all outstanding Revolving Credit Loans (after giving effect to any amount requested) shall not exceed the Aggregate Commitment less the sum of all outstanding Absolute Rate Loans and Swingline Loans and the L/C Obligations and (c) the principal amount of outstanding Revolving Credit Loans from any Lender to the Borrower plus such Lender's Commitment Percentage of the L/C Obligations shall not at any time exceed such Lender's Commitment. Each Revolving Credit Loan by a Lender shall be in a principal amount equal to such Lender's Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder until the Termination Date.

         (b) Absolute Rate Loans. Subject to the terms and conditions of this Agreement, the Borrower may, prior to the Termination Date and pursuant to the procedures set forth in Section 2.4, request the Lenders to make offers to make Absolute Rate Loans; provided, that the aggregate principal amount of all outstanding Absolute Rate Loans (after giving effect to any amount requested) shall not exceed the lesser of (i) the Competitive Bid Commitment and (ii) the Aggregate Commitment less the sum of all outstanding Revolving Credit Loans and Swingline Loans and the L/C Obligations. The Lenders may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in Section 2.4. Each Lender acknowledges that the aggregate principal amount of all such outstanding Absolute Rate Loans made by such Lender, when taken together with the aggregate principal amount of all outstanding Revolving Credit Loans (and as to the Swingline Lender, Swingline Loans) made by such Lender and such Lender's Commitment Percentage of the L/C Obligations, may exceed such Lender's Commitment.

         SECTION 2.2.  Swingline Loans.

         (a) Availability. Subject to the terms and conditions of this Agreement, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time from the Closing Date through the Swingline Termination Date; provided, that the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested), shall not exceed the lesser of (i) the Aggregate Commitment less the sum of all outstanding Revolving Credit Loans, Absolute Rate Loans and the L/C Obligations and (ii) the Swingline Commitment. Each Lender acknowledges that the aggregate principal amount of all outstanding Swingline Loans made by the Swingline Lender, when taken together with the aggregate principal amount of all outstanding Revolving Credit Loans and Absolute Rate Loans made by the Swingline Lender and the Swingline Lender's Commitment Percentage of the L/C Obligations, may exceed the Swingline Lender's Commitment.

         (b)     Refunding.

                 (i) Swingline Loans shall be refunded by the Lenders on demand by the Swingline Lender. Such refundings shall be made by the Lenders in accordance with their respective Commitment Percentages and shall thereafter be reflected on the books and records of the Agent as Revolving Credit Loans of the Lenders bearing interest at the Base Rate (plus the Applicable Margin). Each Lender shall fund its respective Commitment Percentage of Revolving Credit Loans as required to repay Swingline Loans outstanding to the Swingline Lender upon demand by the Swingline Lender but in no event later than 3:00 p.m. (Charlotte time) on the date such demand is made if made on or before 12:00 noon (Charlotte time) on such date and no later than 12:00 noon (Charlotte time) on the next succeeding Business Day if demand therefor is made after 12:00 noon (Charlotte time).

                 (ii) The Borrower shall pay to the Swingline Lender on demand the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. In addition, the Borrower hereby authorizes the Agent to charge any account maintained by it with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline Lender the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Lenders in accordance with their respective Commitment Percentages (except for adjustments necessary due to the failure of any Lender to provide Revolving Credit Loans for the repayment of Swingline Loans).

                 (iii) Each Lender acknowledges and agrees that its obligation to refund Swingline Loans in accordance with the terms of this
Section 2.2(b) is absolute and unconditional and shall not be affected by any circumstance whatsoever; provided, that if prior to the refunding of any outstanding Swingline Loans pursuant to this Section 2.2(b), one of the events described in Section 11.1(i) or (j) shall have occurred, each Lender will, on the date the applicable Revolving Credit Loan would have been made, purchase an undivided participating interest in the Swingline Loan to be refunded in an amount equal to its Commitment Percentage of the aggregate amount of such Swingline Loan. Each Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Swingline Lender has received from any Lender such Lender's participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded).

         SECTION 2.3. Procedure for Advance of Revolving Credit Loans and Swingline Loans.

         (a) Requests for Borrowing. The Borrower shall give the Agent irrevocable prior written notice (or telephonic notice confirmed by written notice) in the form attached hereto as Exhibit B (a "Notice of Borrowing") not later than 12:00 Noon (Charlotte time) (i) on the same Business Day as each Swingline Loan, (ii) on the same Business Day as each Base Rate Loan and (iii) at least three Business Days before each LIBOR Rate Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be (x) with respect to LIBOR Rate Loans in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof, (y) with respect to Base Rate Loans in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof and (z) with respect to Swingline Loans in an aggregate principal amount of $300,000 or a whole multiple of $100,000 in excess thereof,
(C) whether such Loan is to be a Revolving Credit Loan or a Swingline Loan, (D) in the case of a Revolving Credit Loan, whether the Revolving Credit Loans are to be LIBOR Rate Loans or Base Rate Loans, and (E) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto. Notices received after 12:00 Noon (Charlotte time) shall be deemed received on the next Business Day. The Agent shall promptly notify the Lenders of each Notice of Borrowing.

         (b) Disbursement of Revolving Credit Loans and Swingline Loans. Not later than 3:00 p.m. (Charlotte time) on the proposed borrowing date, (i) each Lender will make available to the Agent, for the account of the Borrower, at the office of the Agent in funds immediately available to the Agent, such Lender's Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date and (ii) the Swingline Lender will make available to the Agent, for the account of the Borrower, at the office of the Agent in funds immediately available to the Agent, the Swingline Loans to be made to the Borrower on such borrowing date. The Borrower hereby irrevocably authorizes the Agent to disburse the proceeds of each borrowing requested pursuant to this
Section 2.3 in immediately available funds by crediting such proceeds to a deposit account of the Borrower maintained with the Agent or by wire transfer to such account as may be agreed upon by the Borrower and the Agent from time to time. Subject to Section 4.7 hereof, the Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Credit Loan requested pursuant to this Section 2.3 to the extent that any Lender has not made available to the Agent its Commitment Percentage of such Revolving Credit Loan. Revolving Credit Loans to be made for the purpose of refunding Swingline Loans shall be made by the Lenders as provided in Section 2.2(b) hereof.

         SECTION 2.4.  Procedure for Advance of Absolute Rate Loans.

         (a) Competitive Bid Request. In order to request Competitive Bids, the Borrower shall deliver to the Agent a duly completed Competitive Bid Request in the form of Exhibit C-1 hereto (a "Competitive Bid Request") to be received by the Agent not later than 11:00 a.m. (Charlotte time), two Business Days before each proposed Absolute Rate Loan. A Competitive Bid Request that does not conform substantially to the form of Exhibit C-1 may be rejected in the Agent's sole discretion, and the Agent shall promptly notify the Borrower of such rejection by telephone. Such request shall in each case refer to this Agreement and specify (i) the date of such borrowing (which shall be a Business
Day), (ii) the aggregate principal amount of such borrowing which shall be in a minimum principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (iii) the Interest Period with respect thereto. Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Agent shall invite by telecopier in the form set forth in Exhibit C-2 hereto (a "Competitive Bid Invitation") the Lenders to bid, on the terms and conditions of this Agreement, to make Absolute Rate Loans pursuant to the Competitive Bid Request. The Borrower (i) shall not make a Competitive Bid Request within five (5) Business Days after the date of any previous Competitive Bid Request and (ii) shall not make more than twelve (12) Competitive Bid Requests during any Fiscal Year.

         (b)     Competitive Bids.

                 (i) Each Lender may, in its sole discretion, make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be received by the Agent via telecopier, in the form of Exhibit C-3 hereto (a "Competitive Bid"), not later than 10:30 a.m. (Charlotte time), on the day of a proposed Absolute Rate Loan.
Competitive Bids that do not conform substantially to the form of Exhibit C-3 or otherwise include additional conditions to funding shall be rejected by the Agent and the Agent shall notify the Lender making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (A) the principal amount of the Absolute Rate Loan or Loans that the Lender is willing to make to the Borrower, which shall be in a minimum principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof and may equal (but not exceed) the entire principal amount of the Absolute Rate Loan requested by the Borrower, (B) the Absolute Rate or Rates at which the Lender is prepared to make the Absolute Rate Loan or Loans and (C) the Interest Period with respect thereto. A Competitive Bid submitted by a Lender pursuant to this paragraph (b) shall be irrevocable.

                 (ii) If the Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such bid directly to the Borrower not later than 10:15 a.m. (Charlotte time), on the day of a proposed Absolute Rate Loan.

                 (iii) The Agent shall notify the Borrower by 11:00 a.m. (Charlotte time), on the day of a proposed Absolute Rate Loan, by telecopier of all the Competitive Bids made, the Absolute Rates and the principal amount of each Absolute Rate Loan in respect of which a Competitive Bid was made and the identity of the Lender that made each bid. The Agent shall send a copy of all Competitive Bids to the Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section 2.4.

         (c)  Acceptance/Rejection.

                  (i) The Borrower may in its sole and absolute discretion, subject only to the provisions of this paragraph (c), accept or reject any Competitive Bid referred to in paragraph (b) above. The Borrower shall notify the Agent by telephone, confirmed by telecopier in the form of Exhibit C-4 hereto (a "Competitive Bid Accept/Reject Letter"), whether and to what extent it has decided to accept or reject any or all of the bids referred to in paragraph (b) above not later than 12:00 noon (Charlotte time), on the day of each proposed Absolute Rate Loan; provided, that (A) the failure by the Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (b) above, (B) the acceptance of bids by the Borrower shall be made on the basis of ascending order (from lowest to highest) of bids made at a particular Absolute Rate for a particular Interest Period and the Borrower shall not accept a bid made at a particular Absolute Rate for a particular Interest Period if the Borrower has rejected a bid made at a lower Absolute Rate for a particular Interest Period, (C) if Competitive Bids are made by two or more Lenders for the same Absolute Rate and the same Interest Period, the principal amount accepted shall be allocated by the Borrower (after consultation with the Agent) in integral multiples of not less than $1,000,000,
(D) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in the Competitive Bid Request, (E) if the Borrower shall accept a bid or bids made at a particular Absolute Rate and such bid or bids would cause the total amount of accepted bids to exceed the amount specified in the Competitive Bid Request, then the amount of the bid or aggregate amount of the bids made at such Absolute Rate shall be reduced ratably as necessary to eliminate such excess, and (F) except pursuant to clause (E) above, no bid shall be accepted for an Absolute Rate Loan unless such Absolute Rate Loan is in a minimum principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and provided further, that if an Absolute Rate Loan must be in an amount less than $5,000,000 due to the provisions of clause (D) above, such Absolute Rate Loan may be for a minimum of $1,000,000 or a whole multiple of $500,000 in excess thereof, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Absolute Rate pursuant to clause (D) the amounts shall be rounded to integral multiples of $100,000 in a manner which shall be in the discretion of the Borrower. A notice given by the Borrower pursuant to this paragraph (c) shall be irrevocable.

                 (ii) The Agent shall promptly notify each bidding Lender whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Absolute Rate) by telecopy, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Absolute Rate Loan in respect of which its bid has been accepted.

         (d) Disbursement of Absolute Rate Loans. Not later than 2:00 p.m. (Charlotte time) on the proposed borrowing date, each Lender whose Competitive Bid was accepted will make available to the Agent, for the account of the Borrower, at the office of the Agent in funds immediately available to the Agent, such Lender's Absolute Rate Loan to be made on such borrowing date. The Borrower hereby irrevocably authorizes the Agent to disburse the proceeds of each borrowing accepted pursuant to Section 2.4(c) in immediately available funds by crediting such proceeds to a deposit account of the Borrower maintained with the Agent or by wire transfer to such account as may be agreed upon by the Borrower and the Agent from time to time. The Agent shall not be obligated to disburse the proceeds of any Absolute Rate Loan accepted pursuant to Section 2.4(c) until each applicable Lender shall have made available to the Agent its Absolute Rate Loan.

         (e) Competitive Bid Auction Fee. For each Competitive Bid Request received by the Agent hereunder, the Borrower shall pay to the Agent, on the date of receipt by the Agent of the Competitive Bid Request, a fee in an amount equal to One Thousand Five Hundred Dollars ($1,500.00).

         SECTION 2.5.  Repayment of Loans.

         (a) Repayment of Loans. The Borrower shall repay the outstanding principal amount of (i) all Revolving Credit Loans in full on the Termination Date, (ii) all Swingline Loans in full in accordance with Section 2.2(b) and
(iii) each Absolute Rate Loan in full on the expiration of the Interest Period applicable thereto, in each such case, together with all accrued but unpaid interest thereon.

         (b) Mandatory Repayment of Excess Loans. If at any time the outstanding principal amount of all Revolving Credit Loans, Absolute Rate Loans, Swingline Loans and the L/C Obligations exceeds the Aggregate Commitment, the Borrower shall repay immediately upon notice from the Agent, by payment to the Agent for the account of the Lenders, Loans in an amount equal to such excess with each such repayment applied first to the principal amount of outstanding Swingline Loans, then to the principal amount of outstanding Revolving Credit Loans, and then to the principal amount of outstanding Absolute Rate Loans, in the inverse order of maturity of such Absolute Rate Loans. Each such repayment shall be accompanied by accrued interest on the amount repaid and any amount required to be paid pursuant to Section 4.9 hereof.

         (c) Optional Repayments. The Borrower may at any time and from time to time repay the Loans, in whole or in part, upon at least three (3) Business Days' irrevocable notice (made no later than 12:00 noon (Charlotte time) on said day) to the Agent with respect to LIBOR Rate Loans, same Business Day irrevocable notice (made no later than 12:00 noon (Charlotte time) on said day) to the Agent with respect to Base Rate Loans, same Business Day irrevocable notice (made no later than 12:00 noon (Charlotte time) on said day) to the Agent with respect to Swingline Loans, in the form attached hereto as Exhibit D (a "Notice of Repayment") specifying the date and amount of repayment and whether the repayment is of LIBOR Rate Loans, Base Rate Loans, Swingline Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial repayments shall be in an aggregate amount of $1,000,000 or a whole multiple of $500,000 in excess thereof with respect to Base Rate Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to LIBOR Rate Loans and $300,000 or a whole multiple of $100,000 in excess thereof with respect to Swingline Loans. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

         (d) Limitation on Repayment of Certain Loans. The Borrower may not repay any LIBOR Rate Loan or any Absolute Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

         (e) Payment of Interest and Other Expenses. Each repayment pursuant to this Section 2.5 shall be accompanied by accrued interest on the amount prepaid and by any payment required under Section 4.9 hereof.

         SECTION 2.6.  Notes.

         (a) Revolving Credit Notes. Each Lender's Revolving Credit Loans and the obligation of the Borrower to repay such Revolving Credit Loans shall be evidenced by a Revolving Credit Note executed by the Borrower payable to the order of such Lender representing the Borrower's obligation to pay such Lender's Commitment or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans made and to be made by such Lender to the Borrower hereunder, plus interest on such principal amounts and all other fees, charges and other amounts due thereon. Each Revolving Credit Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 4.1.

         (b) Competitive Bid Notes. Each Lender's Absolute Rate Loans and the obligation of the Borrower to repay such Absolute Rate Loans shall be evidenced by a Competitive Bid Note executed by the Borrower payable to the order of such Lender representing the Borrower's obligation to pay such Lender's Absolute Rate Loans in a principal amount up to the Competitive Bid Commitment or, if less, the aggregate unpaid principal amount of all Absolute Rate Loans made by such Lender to the Borrower hereunder, plus interest on such principal amounts and all other fees, charges and other amounts due thereon. Each Competitive Bid Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 4.1.

         (c) Swingline Note. The Swingline Loans and the obligation of the Borrower to repay such Swingline Loans shall be evidenced by a Swingline Note executed by the Borrower payable to the order of the Swingline Lender representing the Borrower's obligation to pay the Swingline Lender's Swingline Commitment or, if less, the aggregate unpaid principal amount of all Swingline Loans made by the Swingline Lender to the Borrower hereunder, plus interest on such principal amounts and all other fees, charges and other amounts due thereon. The Swingline Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 4.1.

         SECTION 2.7.  Permanent Reduction of the Aggregate Commitment.

         (a) Voluntary Reduction. The Borrower shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Agent, to permanently reduce, in whole at any time or in part from time to time, without premium or penalty, the Aggregate Commitment in an aggregate principal amount not less than $5,000,000 or any whole multiple of $1,000,000 in excess thereof; provided that (i) in no event shall such Aggregate Commitment be reduced to an amount less than the face amount of all Letters of Credit then outstanding and (ii) the Competitive Bid Commitment shall be proportionately reduced in connection with such reduction of the Aggregate Commitment.

         (b) Payments. Each permanent reduction permitted or required pursuant to this Section 2.7 shall be accompanied by a payment of principal sufficient to reduce (i) the aggregate amount of all outstanding Revolving Credit Loans, Absolute Rate Loans, Swingline Loans and L/C Obligations after such reduction to the Aggregate Commitment as so reduced and (ii) the aggregate amount of all outstanding Absolute Rate Loans after such reduction to the Competitive Bid Commitment as so reduced. Each such permanent reduction permitted or required pursuant to this Section 2.7 also shall be accompanied by payment of accrued interest on the amount of such repaid principal. Any reduction of the Aggregate Commitment and the Competitive Bid Commitment to zero shall be accompanied by payment of all outstanding Obligations (and funding of an interest-bearing cash collateral account opened by the Borrower with the Agent for the benefit of the Lenders in an amount equal to the undrawn face amount of all outstanding Letters of Credit) and termination of the Commitments and the Credit Facility. Such cash collateral shall be applied in accordance with Section 11.2(b). If the reduction of the Aggregate Commitment and the Competitive Bid Commitment requires the repayment of any LIBOR Rate Loan or Absolute Rate Loan, such reduction may be made only on the last day of the then current Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

         SECTION 2.8. Termination of the Credit Facility. The Credit Facility (subject to Section 2.2(a) with respect to Swingline Loans) shall terminate on the earliest of (a) July 31, 2002, (b) the date of permanent reduction of the Aggregate Commitment in whole pursuant to Section 2.7 and (c) the date of termination by the Agent on behalf of the Lenders pursuant to Section 11.2(a) or the automatic termination of the Credit Facility pursuant to the proviso to
Section 11.2(a).

         SECTION 2.9.  Optional Increase In Commitments.

         (a) Subject to the conditions set forth below, the Borrower may, upon at least thirty (30) days prior written notice to the Agent and the Lenders, increase the Aggregate Commitment (and the Competitive Bid Commitment if requested by the Borrower), either by designating a lender not theretofore a Lender to become a Lender (such designation to be effective only with the prior written consent of the Agent, which consent shall not be unreasonably withheld) or by agreeing with an existing Lender that such Lender's Commitment shall be increased (thus increasing the Aggregate Commitment); provided that:

                 (i) no Default or Event of Default shall have occurred and be continuing hereunder as of the effective date;

                (ii) any lender not theretofore a Lender shall meet the criteria set forth in the definition of Eligible Assignee;

               (iii) the representations and warranties made by the Borrower and contained in Article V shall be true and correct on and as of the effective date with the same effect as if made on and as of such date (other than those representations and warranties that by their terms speak as of a particular date, which representations and warranties shall be true and correct as of such particular date);

                (iv) the amount of such increase in the Aggregate Commitment shall not be less than $25,000,000 (with a corresponding proportionate increase in the Competitive Bid Commitment if requested by the Borrower), and, together with all other increases in the Aggregate Commitment pursuant to this Section 2.9 since the date of this Agreement, shall not cause the Aggregate Commitment to exceed $400,000,000, and, together with all other increases in the Competitive Bid Commitment pursuant to this Section 2.9 since the date of this Agreement, shall not cause the

         Competitive Bid Commitment to exceed thirty-eight and six-tenths percent (38.6%) of the Aggregate Commitment;

                 (v) the Borrower and the Lender or lender not theretofore a Lender, shall execute and deliver to the Agent, for its acceptance and recording in the Register, a Lender Addition and Acknowledgement Agreement, in form and substance satisfactory to the Agent and acknowledged by the Agent and each Guarantor and substantially in the form of Exhibit M attached hereto;

                (vi) no existing Lender shall be obligated in any way to increase its Commitment;

               (vii) the Borrower shall pay any amount required to be paid pursuant to Section 4.9 hereof resulting from the reallocation of Revolving Credit Loans pursuant to the increase in the Aggregate Commitment; and

              (viii) the Agent may request any other documents or information in its reasonable discretion.

         (b) Upon the execution, delivery, acceptance and recording of the Lender Addition and Acknowledgement Agreement, from and after the effective date specified in a Lender Addition and Acknowledgement Agreement, which effective date shall be five (5) Business Days after the execution thereof, such existing Lender shall have a Commitment as therein set forth or such other lender shall become a Lender with a Commitment as therein set forth and all the rights and obligations of a Lender with such a Commitment hereunder.

         (c) The Agent shall maintain a copy of each Lender Addition and Acknowledgement Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders and the amount of the Loans with respect to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (d) Upon its receipt of a Lender Addition and Acknowledgement Agreement together with any Note or Notes subject to such addition and assumption and the written consent to such addition and assumption, the Agent shall, if such Lender Addition and Acknowledgement Agreement has been completed and is substantially in the form of Exhibit M:

                 (i)      accept such Lender Addition and Acknowledgement
         Agreement;

                (ii) record the information contained therein in the Register; and

               (iii) give prompt notice thereof to the Lenders and the Borrower.

Within five (5) Business Days after receipt of notice, the Borrower shall execute and deliver to the Agent, (A) in exchange for the surrendered Revolving Credit Note or Revolving Credit Notes of any existing Lender or with respect to any Lender not theretofore a Lender, a new Revolving Credit Note or Revolving Credit Notes to the order of the applicable Lenders in amounts equal to the Commitment of such Lenders pursuant to the Lender Addition and Acknowledgement Agreement and (B) a new Competitive Bid Note to the order of each Lender in an amount equal to the Competitive Bid Commitment pursuant to the Lender Addition and Acknowledgement Agreement (if the Borrower requests an increase in the Competitive Bid Commitment). Such new Revolving Credit Note or Revolving Credit Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such Commitments, shall be dated the effective date of such Lender Addition and Acknowledgement Agreement and shall otherwise be in substantially the form of the existing Revolving Credit Notes. Such new Competitive Bid Notes, if any, shall be in an aggregate principal amount equal to the aggregate principal amount of the Competitive Bid Commitment, shall be dated the effective date of such Lender Addition and Acknowledgement Agreement and shall otherwise be in substantially the form of the existing Competitive Bid Notes. Each surrendered Revolving Credit Note and/or Revolving Credit Notes and/or Competitive Bid Notes shall be canceled and returned to the Borrower.

         SECTION 2.10.  Security.

         (a) The Obligations of the Borrower under the Credit Facility shall be secured by the Collateral described in the Security Documents.

         (b) Upon the senior unsecured debt of the Borrower (i) attaining an Investment Grade Rating and (ii) maintaining such Investment Grade Rating for a period of two (2) consecutive fiscal quarters (the "Release Event"), each of the Borrower and any Subsidiary party to any Pledge Agreement shall be released from its obligations under such Pledge Agreement; provided that the Release Event shall not occur if at the time the Release Event would otherwise occur (i) the Borrower is placed on a "watch list" for potential downgrade by either S&P or Moody's or (ii) there is a reasonable likelihood, in the opinion of the Required Lenders, that the Borrower will be placed on such a watch list for a potential downgrade; provided further that upon the reassignment of a Non-Investment Grade Rating to the senior unsecured debt of the Borrower by both S&P and Moody's, the Borrower and any Subsidiary party to any Pledge Agreement shall promptly execute a new Pledge Agreement in the form of Exhibit J or Exhibit K attached hereto, as applicable, and deliver the collateral described therein.

         SECTION 2.11. Subsidiary Guaranty Agreement. The Obligations shall be guarantied by a Subsidiary Guaranty Agreement (including, without limitation, each supplement executed pursuant thereto) executed by each of the Borrower's Material Subsidiaries.

         SECTION 2.12. Use of Proceeds. The Borrower shall use the proceeds of the Revolving Credit Loans, the Absolute Rate Loans and the Swingline Loan
(a) to finance Permitted Acquisitions and (b) for working capital and general corporate requirements of the Borrower, including the payment of certain fees and expenses incurred in connection with the transactions contemplated hereby.

         SECTION 2.13. Release of Collateral and Guaranty Upon Merger. Upon the occurrence of any merger, consolidation or any similar combination pursuant to Section 10.5 of this Agreement resulting in the dissolution or extinguishment of any Material Subsidiary, the Agent on behalf of the Lenders shall provide for the release of any collateral, as applicable, pledged pursuant to any applicable Pledge Agreement and the release of such dissolved or extinguished Material Subsidiary, as applicable, from any obligations it may have under any Subsidiary Guaranty Agreement.


                                  ARTICLE III

                           LETTER OF CREDIT FACILITY

         SECTION 3.1. L/C Commitment. Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue standby letters of credit (the "Letters of Credit") for the account of the Borrower on a Business Day from the Closing Date through but not including the Termination Date in such form as may be reasonably approved from time to time by the Issuing Lender; provided, that the Issuing Lender shall not issue any Letters of Credit if, after giving effect to such issuance, (a) the L/C Obligations would exceed the L/C Commitment or (b) the aggregate principal amount of all outstanding Revolving Credit Loans, Absolute Rate Loans, Swingline Loans and the L/C Obligations would exceed the Aggregate Commitment. Each Letter of Credit shall (i) be denominated in Dollars in a minimum amount of $500,000, (ii) be a standby letter of credit issued for the account of the Borrower or any of its Subsidiaries to support obligations of the Borrower or any of its Subsidiaries, contingent or otherwise, incurred in the ordinary course of business, (iii) expire on a date satisfactory to the Issuing Lender, which date shall be no later than the Termination Date and (iv) be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of North Carolina. The Issuing Lender shall not at any time issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any Applicable Law. References herein to "issue" and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any existing Letters of Credit, unless the context otherwise requires.

         SECTION 3.2. Procedure for Issuance of Letters of Credit. The Borrower may request from time to time that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at the Agent's Office an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender shall process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and Article V hereof, promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue the Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower. The Issuing Lender shall furnish to the Borrower a copy of such Letter of Credit and furnish to each Lender a copy of such Letter of Credit and the amount of each Lender's L/C Participation therein, all promptly following the issuance of such Letter of Credit.

         SECTION 3.3.  Commissions and Other Charges.

         (a) The Borrower shall pay to the Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit commission with respect to each Letter of Credit in an amount per annum equal to the product of
(i) the Applicable Margin with respect to LIBOR Rate Loans (on a per annum basis) and (ii) the face amount of such Letter of Credit. Such letter of credit commission shall be payable quarterly in arrears on the last Business Day of each fiscal quarter of the Borrower and on the Termination Date.

         (b) In addition to the foregoing commission, the Borrower shall pay the Issuing Lender an issuance fee of one-eighth percent (.125%) per annum on the face amount of each Letter of Credit, payable quarterly in arrears on the last Business Day of each fiscal quarter of the Borrower and on the Termination Date.

         (c) The Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all commissions received by the Agent in accordance with their respective Commitment Percentages.

         SECTION 3.4.  L/C Participations.

         (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue the Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage (determined based on such L/C Participant's Commitment Percentage of the Commitment) in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed; provided, that such L/C Participant shall not be required to fund its Commitment Percentage of the amount of such draft if such funding arises as a result of the Issuing Lender's gross negligence or willful misconduct.

         (b) Upon becoming aware of any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit, the Issuing Lender shall notify each L/C Participant of the amount and due date of such required payment and such L/C Participant shall pay to the Issuing Lender the amount specified on the applicable due date. If any such amount is paid to the Issuing Lender after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average Federal Funds Rate as determined by the Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of the Issuing Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. With respect to payment to the Issuing Lender of the unreimbursed amounts described in this Section 3.4(b), if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due on the following Business Day.

         (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its Commitment Percentage of such payment in accordance with this Section 3.4, the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

         SECTION 3.5. Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft paid under any Letter of Credit for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Article III from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding Base Rate Loans which were then overdue. If the Borrower fails to timely reimburse the Issuing Lender on the date the Borrower receives the notice referred to in this Section 3.5, the Borrower shall be deemed to have timely given a Notice of Borrowing under Section 2.3(a) to the Agent requesting the Lenders to make a Base Rate Loan on such date in an amount equal to the amount of such drawing and, subject to the satisfaction or waiver of the conditions precedent specified in Article V, the Lenders shall make Base Rate Loans in such amount, the proceeds of which shall be applied to reimburse the Issuing Lender for the amount of the related drawing and costs and expenses.

         SECTION 3.6. Obligations Absolute. The Borrower's obligations under this Article III (including, without limitation, the Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligation under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of a Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of a Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of the message or advice, however transmitted, in connection with a Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Customs and, to the extent not inconsistent therewith, the UCC, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

         SECTION 3.7. Effect of Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.

         SECTION 3.8. Security; Cash Collateral. The L/C Obligations shall be secured by the Collateral described in the Security Documents.

                                   ARTICLE IV

                            GENERAL LOAN PROVISIONS

         SECTION 4.1.  Interest.

         (a)     Interest Rate Options.  Subject to the provisions of this
Section 4.1, at the election of the Borrower, the principal balance of (i) any Revolving Credit Loan shall bear interest at the Base Rate or the LIBOR Rate plus, in each case, the Applicable Margin as set forth below, (ii) any Absolute Rate Loan shall bear interest at an Absolute Rate and (iii) any Swingline Loan shall bear interest at the Swingline Rate. The Borrower shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given pursuant to Section 2.3, or at the time a Notice of Conversion/Continuation is given pursuant to Section 4.2. Each Loan bearing interest based on the Base Rate shall be a "Base Rate Loan", each Loan bearing interest based on the LIBOR Rate shall be a "LIBOR Rate Loan", and each Loan bearing interest based on the Absolute Rate shall be an "Absolute Rate Loan". Any Revolving Credit Loan as to which the Borrower has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.

         (b)     Interest Periods.

                 (i) In connection with each LIBOR Rate Loan and Absolute Rate Loan, the Borrower, by giving notice at the times described in Section 4.1(a), shall elect an interest period (each, an "Interest Period") to be applicable to such Loan, which Interest Period shall be a period of one (1), two (2), three (3) or six (6) months; provided that:

                          (A) the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires;

                          (B) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                          (C) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

                          (D) no Interest Period shall extend beyond the Termination Date, and no Interest Period shall be selected by the Borrower which would result in the repayment of any LIBOR Rate Loan prior to the end of an Interest Period; and

                          (E)     there shall be no more than a total of ten
         (10) Interest Periods with respect to LIBOR Rate Loans and Absolute Rate Loans on a combined basis, in effect at any one time;

                 (ii) In connection with each Absolute Rate Loan, the Borrower, by giving notice at the times described in Section 2.4, shall elect an Interest Period to be applicable to such Loan, which Interest

Period shall be a period of such duration as accepted by the Borrower pursuant to Section 2.4(c); provided that:

                 (A)      the Interest Period shall not be less than fourteen
         (14) days nor more than one hundred eighty (180) days;

                 (B) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day;

                 (C) no Interest Period shall extend beyond the Termination Date; and

                 (D) there shall be no more than a total of ten (10) Interest Periods with respect to LIBOR Rate Loans and Absolute Rate Loans on a combined basis, in effect at any one time.

         (c)     Applicable Margin.  The Applicable Margin provided for in
Section 4.1(a) (the "Applicable Margin") shall be determined by reference to the Total Leverage Ratio of the Borrower and its Subsidiaries on a Consolidated basis as of the end of the fiscal quarter immediately preceding the delivery of the applicable Officer's Compliance Certificate or as of the closing date of any Permitted Acquisition as follows:

                             Total
                         Leverage Ratio
                          as of Fiscal                 Applicable Margin Per Annum
Level                    Quarter End                   Base Rate +    LIBOR Rate +
-----                    -----------                   ---------------------------
 I                       Greater than
                           3.50 to 1.0                 0.125%             1.375%

 II                      Equal to or less
                           than 3.50 to 1.0
                           but greater than
                           3.25 to 1.0                 0.000%             1.125%

 III                     Equal to or less
                           than 3.25 to 1.0
                           but greater than
                           3.00 to 1.0                 0.000%             1.000%

 IV                      Equal to or less
                           than 3.00 to 1.0
                           but greater than
                           2.50 to 1.0                 0.000%             0.750%

 V                       Equal to or less
                           than 2.50 to 1.0            0.000%              0.500%

provided, however, at any time unsecured Subordinated Debt permitted to be incurred by the Borrower pursuant to Section 10.1(h) is outstanding in an amount greater than or equal to $100,000,000, the Applicable Margin for level I through level V with respect to LIBOR Rate Loans and for level I with respect to Base Rate Loans shall be reduced by .125%.

         Adjustments, if any, in the Applicable Margin shall be made by the Agent on the tenth (10th) Business Day (whether or not at the beginning of an Interest Period) following receipt by the Agent of quarterly and annual financial statements, as applicable, for the Borrower and its Subsidiaries pursuant to Section 7.1(a) and (b) and the accompanying Officer's Compliance Certificate setting forth the Total Leverage Ratio of the Borrower and its Subsidiaries on a Consolidated basis as of the most recent fiscal quarter end; provided, however, that adjustments in the Applicable Margin also shall be made by the Agent on the closing date of any Permitted Acquisition following receipt by the Agent of evidence of pro forma compliance with each covenant contained in Article IX, all as delivered pursuant to Section 10.4(f) hereof. Subject to
Section 4.1(d), in the event the Borrower fails to deliver such financial statements and certificate within the time required by Sections 7.1(a) and (b),
7.2 and 10.4(f) hereof, the Applicable Margin shall be the highest Applicable Margin set forth above until the delivery of such financial statements and certificate. On the Closing Date, the Applicable Margin shall be .750% with respect to LIBOR Rate Loans and .000% with respect to Base Rate Loans.

         (d) Default Rate. Upon the occurrence and during the continuance of an Event of Default, (i) the Borrower shall no longer have the option to request LIBOR Rate Loans or Absolute Rate Loans, (ii) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum two percent (2%) in excess of the rate then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans, (iii) all outstanding Base Rate Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans, (iv) all outstanding Swingline Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Swingline Loans and (v) all outstanding Absolute Rate Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to such Absolute Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans. Interest shall continue to accrue on the Notes after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

         (e) Interest Payment and Computation. Interest on each Base Rate Loan shall be payable in arrears on the last day of each fiscal quarter commencing September 30, 1997 and also on the Termination Date. Interest on each LIBOR Rate Loan and Absolute Rate Loan shall be payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period. All interest rates, fees and commissions provided hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed.

         (f) Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under any of the Notes charged or collected pursuant to the terms of this Agreement or pursuant to any of the Notes exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have contracted for, charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Agent's option promptly refund to the Borrower any interest received by the Lenders in excess of the maximum lawful rate or shall apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Agent nor any Lender charge, receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of the maximum non-usurious rate that may be paid by the Borrower under Applicable Law.

         SECTION 4.2. Notice and Manner of Conversion or Continuation of Loans. Provided that no Event of Default has occurred and is then continuing, the Borrower shall have the option to (a) convert at any time all or any portion of its outstanding Base Rate Loans in a principal amount equal to $5,000,000 or any whole multiple of $1,000,000 in excess thereof into one or more LIBOR Rate Loans, and (b) upon the expiration of any Interest Period, convert all or any part of its outstanding LIBOR Rate Loans into Base Rate Loans in a principal amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof or to continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Agent irrevocable prior written notice in the form attached as Exhibit F (a "Notice of Conversion/Continuation") not later than 12:00 noon (Charlotte time) three (3) Business Days before the day on which such proposed conversion or continuation is to be effective specifying
(i) the Loans to be converted or continued, and, in the case of a LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (ii) the effective date of such conversion or continuation (which shall be a Business Day), (iii) the principal amount of such Loans to be converted or continued, and (iv) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan. The Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.

         SECTION 4.3.  Fees.

         (a) Commitment Fee. On the Closing Date, the Borrower shall pay to the Agent, for the account of the Lenders, an up front fee pursuant to the terms of the separate fee letter agreement executed by the Borrower and the Agent dated July 16, 1997.

         (b)     Unused Fees.

                 (i) Commencing on the Closing Date, the Borrower shall pay to the Agent, for the account of the Lenders, a non-refundable unused fee at a rate per annum equal to the applicable percentage set forth below in this
Section 4.3(b)(i) (the "Unused Fee Percentage") on the average daily unused portion of the Aggregate Commitment; provided that Absolute Rate Loans outstanding shall be disregarded for purposes of calculating the unused portion of the Aggregate Commitment. The Unused Fee Percentage shall be determined by reference to the Total Leverage Ratio of the Borrower and its Subsidiaries on a Consolidated basis as of the end of the fiscal quarter immediately preceding the delivery of the applicable Officer's Compliance Certificate as follows:

                             Total
                         Leverage Ratio                    Unused
                          as of Fiscal                     Fee Percentage
Level                     Quarter End                      Per Annum
-----                     -----------                      ---------
 I                       Greater than
                           3.50 to 1.0                     0.300%

 II                      Equal to or less
                           than 3.50 to 1.0
                           but greater than
                           3.25 to 1.0                     0.275%

 III                     Equal to or less
                           than 3.25 to 1.0
                           but greater than
                           3.00 to 1.0                     0.250%

 IV                      Equal to or less
                           than 3.00 to 1.0
                           but greater than
                           2.50 to 1.0                     0.250%

 V                       Equal to or less
                           than 2.50 to 1.0                0.175%

Adjustments, if any, in the Unused Fee Percentage shall be made by the Agent on the tenth (10th) Business Day (whether or not at the beginning of an Interest Period) following receipt by the Agent of quarterly and annual financial statements, as applicable, for the Borrower and its Subsidiaries pursuant to
Section 7.1(a) and (b) and the accompanying Officer's Compliance Certificate setting forth the Total Leverage Ratio of the Borrower and its Subsidiaries on a Consolidated basis as of the most recent fiscal quarter end; provided, however, that adjustments in the Unused Fee Percentage also shall be made by the Agent on the closing date of any Permitted Acquisition following receipt by the Agent of evidence of pro forma compliance with each covenant contained in Articles IX, all as delivered pursuant to Section 10.4(f) hereof. Subject to
Section 4.1(d), in the event the Borrower fails to deliver such financial statements and certificate within the time required by Sections 7.1(a) and (b) and 7.2 hereof, the Unused Fee Percentage shall be the highest Unused Fee Percentage set forth above until the delivery of such financial statements and certificate. On the Closing Date, the Unused Fee Percentage shall be .250%.

                 (ii) The unused fee shall be payable in arrears on the last Business Day of each fiscal quarter during the term of this Agreement commencing September 30, 1997, and on the Termination Date. The unused fee shall be distributed by the Agent to the Lenders pro rata in accordance with the Lenders' respective Commitment Percentages.

         (c) Agent's and Other Fees. In order to compensate the Agent for administering, structuring and syndicating the Loans and for its obligations hereunder, the Borrower agrees to pay to the Agent, for its account, the fees set forth in the separate fee letter agreement executed by the Borrower and the Agent dated July 16, 1997.

         SECTION 4.4. Manner of Payment. Each payment (including, without limitation, repayments described in Articles II, III, and IV) by the Borrower on account of the principal of or interest on the Loans or of any fee or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement or any Note shall be made not later than 12:00 noon (Charlotte time) on the date specified for payment under this Agreement to the Agent for the account of the Lenders pro rata in accordance with their respective Commitment Percentages at the Agent's Office, in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 5:00 p.m. (Charlotte time) on such day shall be deemed a payment on such date for the purposes of Section 11.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 5:00 p.m. (Charlotte time) shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Agent of each such payment, the Agent shall distribute to each Lender at its address for notices set forth herein its pro rata share of such payment in accordance with this Section 4.4 such Lender's Commitment Percentage and shall wire advice of the amount of such credit to each Lender. Each payment to the Agent of Agent's fees or letter of credit fees or expenses shall be made in like manner, but for the account of the Agent or the Issuing Lender and the L/C Participants, as the case may be. Each payment to the Agent of Agent's fees or expenses shall be made for the account of the Agent and any amount payable to any Lender under Sections 4.8, 4.9, 4.10, 4.11 or 13.2 shall be paid to the Agent for the account of the applicable Lender. If any payment under this Agreement or any Note shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

         SECTION 4.5. Crediting of Payments and Proceeds. In the event that the Borrower shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 11.2, all payments received by the Lenders on the Notes and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied first to all expenses then due and payable by the Borrower hereunder, then to all indemnity obligations then due and payable by the Borrower hereunder, then to all Agent's and Issuing Lender's fees then due and payable, then to all commitment and other fees and commissions then due and payable, then to accrued and unpaid interest on the Swingline Note to the Swingline Lender, then to the principal amount outstanding under the Swingline Note to the Swingline Lender, then to accrued and unpaid interest on the Revolving Credit Notes and the Reimbursement Obligation and any termination payments due in respect of a Hedging Agreement with any Lender (pro rata in accordance with all such amounts due), then to the principal amount outstanding under the Revolving Credit Notes and Reimbursement Obligation, then to the cash collateral account described in Section 11.2(b) hereof to the extent of any Letter of Credit Obligations then outstanding, then to accrued and unpaid interest on the Competitive Bid Notes and then to the principal amount outstanding under the Competitive Bid Notes, in that order.

         SECTION 4.6. Adjustments. If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of the Obligations, or if any Lender shall at any time receive any Collateral in respect to the Obligations (whether voluntarily or involuntarily, by set-off or otherwise) in a greater proportion (taking into account any Absolute Rate Loans of such Lender) than any such payment to and Collateral received by any other Lender, such Benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loans and L/C Obligations, or shall provide such other Lenders with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the Lenders; provided, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Revolving Credit Loans and L/C Obligations may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

         SECTION 4.7. Nature of Obligations of Lenders Regarding Extensions of Credit; Assumption by Agent. The obligations of the Lenders under this Agreement to make the Loans and issue or participate in Letters of Credit are several and are not joint or joint and several. Unless the Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Agent such Lender's ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Agent may assume that such Lender has made such portion available to the Agent on the proposed borrowing date in accordance with Section 2.3(b), and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If such amount is made available to the Agent on a date after such borrowing date, such Lender shall pay to the Agent on demand an amount, until paid, equal to the product of (a) the amount of such Lender's Commitment Percentage of such borrowing, times (b) the daily average Federal Funds Rate during such period as determined by the Agent, times (c) a fraction the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such Lender's Commitment Percentage of such borrowing shall have become immediately available to the Agent and the denominator of which is 360. A certificate of the Agent with respect to any amounts owing under this Section shall be conclusive, absent manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Agent by such Lender within three (3) Business Days of such borrowing date, the Agent shall be entitled to recover such amount made available by the Agent with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower. The failure of any Lender to make its Commitment Percentage of any Loan available shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on such borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

         SECTION 4.8.  Changed Circumstances.

         (a) Circumstances Affecting LIBOR Rate Availability. If, with respect to any Interest Period for any LIBOR Rate Loan, the Agent or any Lender (after consultation with Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars, in the applicable amounts are not being offered to the Agent or such Lender for such Interest Period, then the Agent shall forthwith give notice thereof to the Borrower. Thereafter, until the Agent notifies the Borrower that such circumstances no longer exist (which notification shall be given within thirty (30) days after the Agent obtains actual knowledge that such circumstances no longer exist), the obligation of the Lenders to make LIBOR Rate Loans, and the right of the Borrower to convert any Loan to or continue any Loan as a LIBOR Rate Loan, shall be suspended, and the Borrower shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan, together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Rate Loan or convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such Interest Period.

         (b) Laws Affecting LIBOR Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Agent and the Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Agent notifies the Borrower that such circumstances no longer exist (which notification shall be given within thirty
(30) days after the Agent obtains actual knowledge that such circumstances no longer exist), (i) the obligations of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Loan or continue any Loan as a LIBOR Rate Loan shall be suspended and thereafter the Borrower may select only Base Rate Loans and Absolute Rate Loans hereunder, and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto as a LIBOR Rate Loan, the applicable LIBOR Rate Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period.

         (c) Increased Costs. If, after the date hereof, the introduction of, or any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of such Authority, central bank or comparable agency:

                 (i) shall subject any of the Lenders or the L/C Issuer (or any of their respective Lending Offices) to any tax, duty or other charge with respect to any LIBOR Rate Loan or any Note, any Letter of Credit or Application or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Lending Offices) of the principal of or interest on any LIBOR Rate Loan or any Note, any Letter of Credit or Application or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Lenders or any of their respective Lending Offices imposed by the jurisdiction in which such Lender is organized or is or should be qualified to do business or such Lending Office is located); or

                 (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Lenders (or any of their respective Lending Offices) or shall impose on any of the Lenders (or any of their respective Lending Offices) or the foreign exchange and interbank markets any other condition affecting any LIBOR Rate Loan or any Note, any Letter of Credit or Application;

and the result of any of the foregoing is to increase the costs to any of the Lenders of maintaining any LIBOR Rate Loan or Absolute Rate Loan or issuing or participating in Letters of Credit or to reduce the yield or amount of any sum received or receivable by any of the Lenders under this Agreement or under the Notes in respect of a LIBOR Rate Loan, Absolute Rate Loan or a Letter of Credit or Application, then such Lender shall promptly notify the Agent, and the Agent shall promptly notify the Borrower of such fact and demand compensation therefor and, within fifteen (15) days after such notice by Agent, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction. The Agent will promptly notify the Borrower of any event of which it has knowledge which will entitle such Lender to compensation pursuant to this Section 4.8(c); provided, that the Agent shall incur no liability whatsoever to the Lenders or the Borrower in the event it fails to do so. A certificate of the Agent setting forth the basis for determining such additional amount or amounts necessary to compensate such Lender or Lenders shall be conclusively presumed to be correct save for manifest error.

         SECTION 4.9. Indemnity. The Borrower hereby indemnifies each of the Lenders against any loss or expense which may arise or be attributable to each Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain the Loans (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan or Absolute Rate Loan, (b) due to any failure of the Borrower to borrow on a date specified therefor in a Notice of Borrowing, Notice of Continuation/Conversion or Competitive Bid Accept/Reject Letter or (c) due to any payment, repayment or conversion of any LIBOR Rate Loan or Absolute Rate Loan on a date other than the last day of the Interest Period therefor. Each Lender's calculations of any such loss or expense shall be furnished to the Borrower and shall be conclusive, absent manifest error. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Agent and shall be conclusively presumed to be correct save for manifest error.

         SECTION 4.10. Capital Requirements. If either (a) the introduction of, or any change in, or in the interpretation of, any Applicable Law or (b) compliance with any guideline or request from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to the Commitment and other commitments of this type, below the rate which the Lender or such other corporation could have achieved but for such introduction, change or compliance, then within five (5) Business Days after written demand by any such Lender, the Borrower shall pay to such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction.
A certificate as to such amounts submitted to the Borrower and the Agent by such Lender, shall, in the absence of manifest error, be presumed to be correct and binding for all purposes.

         SECTION 4.11.  Taxes.

         (a) Payments Free and Clear. Any and all payments by the Borrower hereunder or under the Notes or any Letters of Credit shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding, (i) in the case of each Lender and the Agent, income and franchise taxes imposed by the jurisdiction under the laws of which such Lender or Agent (as the case may be) is organized or is or should be qualified to do business or any political subdivision thereof and (ii) in the case of each Lender, income and franchise taxes imposed by the jurisdiction of such Lender's Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or any Letter of Credit to any Lender or the Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.11) such Lender or Agent (as the case may be) receives an amount equal to the amount such party would have received had no such deductions been made, (B) the Borrower shall make such deductions, (C) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (D) the Borrower shall deliver to the Agent evidence of such payment to the relevant taxing authority or other authority in the manner provided in Section 4.11(d).

         (b) Stamp and Other Taxes. In addition, the Borrower shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes (other than excise and property taxes to which any Agent or Lender would have been subject in the absence of this Agreement and the provision for security in connection with the execution of this Agreement), levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans, the Letters of Credit, the other Loan Documents, or the perfection of any rights or security interest in respect thereto (hereinafter referred to as "Other Taxes").

         (c) Indemnity. The Borrower shall indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.11) paid by such Lender or the Agent (as the case may

be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within thirty (30) days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

         (d) Evidence of Payment. Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Borrower shall furnish to the Agent, at its address referred to in Section 13.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Agent.

         (e) Delivery of Tax Forms. Each Lender organized under the laws of a jurisdiction other than the United States or any state thereof shall deliver to the Borrower, with a copy to the Agent, on the Closing Date or concurrently with the delivery of the relevant Assignment and Acceptance, as applicable, (i) two United States Internal Revenue Service Forms 4224 or Forms 1001, as applicable (or successor forms) properly completed and certifying in each case that such Lender is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes, and
(ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes. Each such Lender further agrees to deliver to the Borrower, with a copy to the Agent, a Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, certifying in the case of a Form 1001 or 4224 that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Lender notifies the Borrower and the Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes) and, in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

         (f) Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 4.11 shall survive the payment in full of the Obligations and the termination of the Commitments.


                                   ARTICLE V

                  CLOSING; CONDITIONS OF CLOSING AND BORROWING

         SECTION 5.1. Closing. The closing shall take place at the offices of Kennedy Covington Lobdell & Hickman, L.L.P., 100 North Tryon Street, Suite 4200, Charlotte, North Carolina 28202 at 10:00 a.m. on July 31, 1997 or on such other date as the parties hereto shall mutually agree.

         SECTION 5.2. Conditions to Closing and Initial Revolving Credit Loans. The obligation of the Lenders to close this Agreement and to make the Loans on the Closing Date or issue, participate in or continue any Letter of Credit on the Closing Date is subject to the satisfaction of each of the following conditions:

         (a) Executed Loan Documents. The following Loan Documents, in form and substance satisfactory to the Agent and each Lender:

                 (i)      this Agreement;

                 (ii)     the Revolving Credit Notes;

                 (iii)    the Competitive Bid Notes;

                 (iv)     the Swingline Note;

                 (v)      the CORESTAFF Pledge Agreement;

                 (vi)     the Subsidiary Pledge Agreements;

                 (vii)    the Subsidiary Guaranty Agreement; and

                 (viii) all such other documents and certificates reasonably requested by the Agent;

shall have been duly authorized, executed and delivered by the parties thereto, shall be in full force and effect and no Default or Event of Default shall exist thereunder, and the Borrower shall have delivered original counterparts thereof to the Agent.

         (b)     Pledged Stock.

                 (i) The Agent shall have received original stock certificates evidencing the capital stock pledged pursuant to the CORESTAFF Pledge Agreement and each Subsidiary Pledge Agreement, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof.

                 (ii) All filings and recordations that are necessary to perfect the security interests of the Lenders in the Collateral described in the CORESTAFF Pledge Agreement and each Subsidiary Pledge Agreement shall have been filed in all appropriate locations and the Agent shall have received evidence satisfactory to the Agent that such security interests constitute valid and perfected first priority Liens therein.

         (c)     Closing Certificates; etc.

                 (i) Officer's Certificate of the Borrower. The Agent shall have received a certificate from the treasurer or chief financial officer (or other officer acceptable to the Agent) of the Borrower, in form and substance satisfactory to the Agent, to the effect that all representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are true, correct and complete; that the Borrower is not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that the Borrower and its Subsidiaries have satisfied each of the closing conditions.

                 (ii) Certificate of Secretary of the Borrower and each Material Subsidiary. The Agent shall have received a certificate of the secretary or assistant secretary of the Borrower and each Material Subsidiary certifying, as applicable, that attached thereto is a true and complete copy of the articles of incorporation of the Borrower or such Material Subsidiary and all amendments thereto, certified as to the Borrower or any acquired Material Subsidiary as of a recent date (in no event more than sixty (60) days prior to the Closing Date) and as to each Material Subsidiary as of a date within nine
(9) months prior to the Closing Date by the appropriate Governmental Authority in its jurisdiction of incorporation; that attached thereto is a true and complete copy of the bylaws of the Borrower or such Material Subsidiary as in effect on the date of such certification; that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower or such Material Subsidiary, authorizing, in the case of the Borrower, the borrowings contemplated hereunder and in the case of the Borrower and each Material Subsidiary the execution, delivery and performance of this Agreement and the other Loan Documents (including, without limitation, the Subsidiary Guaranty Agreement, the CORESTAFF Pledge Agreement and any Subsidiary Pledge Agreement) to which the Borrower or such Material Subsidiary is a party; and as to the incumbency and genuineness of the signature of each officer of the Borrower and each Material Subsidiary executing the Loan Documents to which such Person is a party.

                 (iii) Certificates of Good Standing. The Agent shall have received certificates, as of a recent date (in no event more than sixty (60) days prior to the Closing Date) as to the Borrower or any acquired Material Subsidiary and as of a date within nine (9) months prior to the Closing Date as to each Material Subsidiary, of the good standing of the Borrower and each Material Subsidiary under the laws of its jurisdiction of organization, its principal place of business and each other jurisdiction where the Borrower and each Material Subsidiary is qualified to do business (except where the failure to qualify to do business in any such other jurisdiction will not have a Material Adverse Effect).

                 (iv) Opinion of Counsel to the Borrower. The Agent shall have received a favorable opinion of counsel to the Borrower and each Material Subsidiary addressed to the Agent and Lenders with respect to the Borrower and each Material Subsidiary, the Loan Documents and such other matters as the Lenders shall request (including, without limitation, the good standing of the Borrower and each Material Subsidiary as of the Closing Date under the laws of its respective jurisdiction of organization and such other jurisdictions as applicable to the Borrower and each Material Subsidiary).

                  (v) Opinion of Counsel to the Agent. The Agent shall have received an opinion of special counsel to the Agent addressed to the Agent and the Lenders with respect to the enforceability of the Loan Documents under North Carolina law.

         (d)     Consents; No Adverse Change.

                 (i) Governmental and Third Party Approvals. All necessary approvals, authorizations and consents, if any be required, of any Person and of all Governmental Authorities and courts having jurisdiction with respect to the transactions contemplated by this Agreement and the Loan Documents shall have been obtained.

                 (ii) Permits and Licenses. All permits and licenses, including permits and licenses required under Applicable Laws, necessary to the conduct of business by the Borrower and each Material Subsidiary shall have been obtained, except where the failure to obtain such permits and licenses by the Borrower could not reasonably be expected to have a Material Adverse Effect.

                 (iii) No Injunction, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Agent's discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and such other Loan Documents.

                 (iv) No Material Adverse Change. Since June 30, 1997, there shall not have occurred any material adverse change in the business, condition (financial or otherwise) operations, prospects or properties of the Borrower and each Material Subsidiary, or any event, condition or state of facts that will or could be reasonably expected to have a Material Adverse Effect.

                 (v) No Event of Default. No Default or Event of Default shall have occurred and be continuing.

         (e)     Financial Matters.

                 (i) Financial Statements. The Agent shall have received the most recent audited Consolidated financial statements of the Borrower and its Subsidiaries in form and substance satisfactory to the Agent.

                 (ii) Financial Condition Certificate. The Borrower shall have delivered to the Agent a certificate, in form and substance satisfactory to the Agent, and certified as accurate in all material respects by the treasurer or chief financial officer of the Borrower, that (A) the Borrower and the Borrower and its Subsidiaries (on a Consolidated basis) are Solvent, (B) the liquidity position of the Borrower and its Subsidiaries (on a Consolidated basis) (including credit balances, other Current Assets and Current Liabilities) as of the date thereof is not materially different from the Form 10-Q of the Borrower for the quarterly period ended June 30, 1997, (C) attached thereto is a pro forma balance sheet of the Borrower and its Subsidiaries as of June 30, 1997 setting forth adjustments giving effect to the transactions contemplated herein, including all material fees and expenses in connection therewith, and (D) attached thereto are the financial projections and assumptions previously delivered to the Agent represent the good faith estimate of the Borrower and senior management thereof as to the projected results contained therein.

                 (iii) Payment at Closing. There shall have been paid by the Borrower (A) to the Agent and the Lenders the fees set forth or referenced in Section 4.3 and any other accrued and unpaid fees or commissions due hereunder (including, without limitation, legal fees and expenses), (B) to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby and (C) all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents. The Agent shall have received duly authorized and executed copies of the fee letter agreement referred to in Section 4.3.

                 (iv) Applicable Margin Certificate. The Borrower shall have delivered to the Agent a certificate executed by the chief financial officer or treasurer of the Borrower setting forth the calculation of the Applicable Margin pursuant to Section 4.1(c) and the calculation of the Unused Fee Percentage pursuant to Section 4.3(b).

         (f)     Miscellaneous.

                 (i) Notice of Borrowing/Account Designation. The Agent shall have received a Notice of Borrowing from the Borrower in accordance with
Section 2.2(a) and a written notice in the form attached hereto as Exhibit E (a "Notice of Account Designation") specifying the account or accounts to which all Loan proceeds disbursed after the Closing Date shall be wired.

                 (ii) Proceedings and Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Lenders. The Lenders shall have received copies of all other instruments and other evidence as the Lenders may reasonably request, in form and substance satisfactory to the Lenders, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

                 (iii) Due Diligence and Other Documents. The Borrower and each Material Subsidiary shall have delivered to the Agent such other documents, certificates and opinions as the Agent may reasonably request.

         (g) Reallocation of the Original Loans under the Original Credit Agreement. On the Closing Date hereunder, (i) all loans under the Original Credit Agreement (the "Original Loans") made by any Lender party thereto (an "Original Lender") shall be deemed Loans hereunder and such Loans shall be reallocated to each Lender according to the Commitment Percentage of each such Lender, (ii) all outstanding letters of credit issued pursuant to the Original Credit Agreement shall be deemed Letters of Credit hereunder and each Lender shall purchase a participation therein pursuant to Section 3.4 in accordance with its Commitment Percentage, (iii) there shall have been paid in cash in full all accrued but unpaid interest due on the Original Loans to but excluding the Closing Date, (iv) there shall have been paid in cash in full all accrued but unpaid fees under the Original Credit Agreement due to but excluding the Closing Date and all other amounts, costs and expenses then owing to any of the Original Lenders and/or the Agent, as agent under the Original Credit Agreement, in each case to the satisfaction of the Agent or such Lender, as the case may be, regardless of whether or not such amounts would otherwise be due and payable at such time pursuant to the terms of the Original Credit Agreement and (v) all outstanding promissory notes issued by the Borrower to the Original Lenders under the Original Credit Agreement shall be deemed canceled and the originally executed copies thereof shall be promptly returned to the Agent who shall forward such notes to the Borrower.

         SECTION 5.3. Conditions to All Loans and Letters of Credit. The obligations of the Lenders to make any Loan or issue or participate in any Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant borrowing or issue date, as applicable:

         (a) Continuation of Representations and Warranties. The representations and warranties contained in Article VI and the other Loan Documents shall be true and correct on and as of such borrowing or issuance date with the same effect as if made on and as of such date (unless made as of a specific date), except for (i) any deviations from such representations and warranties expressly permitted by this Agreement, (ii) any waivers of such representations and warranties granted by the Required Lenders in writing or
(iii) any deviations from such representations and warranties resulting solely from inaccuracies in the Schedules provided pursuant to Article VI of this Agreement which arise as a result of activities and other events expressly permitted by this Agreement, including, without limitation, Permitted Acquisitions; provided, further, that the Borrower agrees to deliver to the Agent and the Lenders revised and updated Schedules upon the delivery of its annual financial statements pursuant to Section 7.1(b) of this Agreement.

         (b) No Existing Default. No Default or Event of Default shall have occurred and be continuing hereunder (i) on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date or (ii) on the issue date with respect to the Letters of Credit or after giving effect to the issuance of Letters of Credit on such date.

         (c) Collateral. Evidence satisfactory to the Agent that the security interests granted pursuant to Section 5.2(b) continue to constitute valid and perfected first priority Liens on the Collateral described therein.

         (d) Officer's Compliance Certificate; Additional Documents. The Agent shall have received the current Officer's Compliance Certificate and each additional document, endorsement, instrument, legal opinion or item of information reasonably requested by it and as may be contemplated by the terms of this Agreement, including, without limitation, a copy of any debt instrument, security agreement or other Material Contract to which the Borrower or any of its Subsidiaries may be a party.

                                   ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

         SECTION 6.1. Representations and Warranties. To induce the Agent and each Lender to enter into this Agreement and to make the Loans and to issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Agent and the Lenders that:

         (a) Organization; Power; Qualification. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its respective properties and to carry on its respective businesses as now being and hereafter proposed to be conducted and are duly qualified and authorized to do business in each jurisdiction in which the character of its respective properties or the nature of its respective businesses requires such qualification and authorization, except where the failure to be so qualified and authorized will not have a Material Adverse Effect. The jurisdictions in which the Borrower and its Material Subsidiaries are organized and qualified to do business are described on Schedule 6.1(a).

         (b) Ownership. Each Subsidiary of the Borrower and each Material Subsidiary of the Borrower is listed on Schedule 6.1(b). The capitalization of the Borrower and its Subsidiaries consists of the number of shares authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 6.1(b). All outstanding shares shown on Schedule 6.1(b) have been duly authorized and validly issued and are fully paid and nonassessable. The shareholders of each of the Subsidiaries of the Borrower and the number of shares owned by each are described on Schedule 6.1(b). There are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of capital stock of the Borrower or its Subsidiaries, except as described on Schedule 6.1(b).

         (c) Authorization of Agreement, Notes, Loan Documents and Borrowing. Each of the Borrower and its Subsidiaries has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement, the Notes and each of the other Loan Documents to which it is a party in accordance with their respective terms. As of the Closing Date and any specific date described in
Article V hereof, this Agreement, the Notes and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of the Borrower and each of its Subsidiaries party thereto and, on and after such date, each such document constitutes the legal, valid and binding obligation of the Borrower or its Subsidiary party thereto, enforceable in accordance with its terms.

         (d) Compliance of Agreement, Notes, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance by the Borrower and its Subsidiaries of the Loan Documents to which they are a party, the borrowings hereunder and the transactions contemplated hereby and thereby do not and will not, by the passage of time, the giving of notice or otherwise,
(i) except as set forth on Schedule 6.1(d) hereto, require any Governmental Approval or violate any Applicable Law relating to the Borrower or any of its Subsidiaries which has not already been obtained; (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of the Borrower or any of its Subsidiaries or any Material Contract to which such Person is a party or by which any of their respective properties may be bound or any Governmental Approval relating to such Person; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any of its Subsidiaries other than Liens arising under the Loan Documents.

         (e) Compliance with Law; Governmental Approvals. Except as set forth on Schedule 6.1(e) hereto, the Borrower and each of its Subsidiaries (i) has all material Governmental Approvals required by any Applicable Law for them to conduct their respective businesses, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or threatened attack by direct or collateral proceeding; and (ii) is in compliance with each material Governmental Approval applicable to them and in compliance with all other Applicable Laws relating to them or any of their respective properties, except where the failure to so comply will not have a Material Adverse Effect.

         (f) Tax Returns and Payments. Each of the Borrower and its Subsidiaries has duly filed or caused to be filed all federal, state, local and other tax returns required by Applicable Law to be filed, and have paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon them and their respective property, income, profits and assets which are due and payable, except for any such taxes for the current year not yet due and payable and except where the failure to so file or pay will not have a Material Adverse Effect. No Governmental Authority has asserted any Lien or other claim against the Borrower or any of its Subsidiaries with respect to material unpaid taxes which has not been discharged or resolved or is not being contested in good faith. The charges, accruals and reserves on the books of the Borrower and any of its Subsidiaries in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof since the organization of the Borrower and any of its Subsidiaries are in the judgment of the Borrower adequate, and the Borrower does not anticipate any additional material taxes or assessments for any of such years.

         (g) Environmental Matters. To the best knowledge of the Borrower, the properties of the Borrower and its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about such properties or such operations which could interfere in any material respect with the continued operation of such properties or impair in any material respect the fair saleable value thereof. Neither the Borrower nor any of its Subsidiaries has received any notice of material violation, alleged violation, non- compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of its properties or the operations conducted in connection therewith, nor does the Borrower or any of its Subsidiaries have knowledge or reason to believe that any such notice will be received or is being threatened.

         (h)     ERISA.

                 (i) Neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans existing on the Closing Date other than those identified on Schedule 6.1(h). If requested by the Agent, the Borrower shall provide the Agent accurate and complete copies of all contracts, agreements and documents described on Schedule 6.1(h).

                 (ii) The Borrower and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except where failure to so comply would not have a Material Adverse Effect and except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No material liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan.

                 (iii) No Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has the Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan, except where the occurrence of any such event will not have a Material Adverse Effect.

                 (iv) To the extent it could have a Material Adverse Effect, neither the Borrower nor any ERISA Affiliate has: (A) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or
Section 4975 of the Code; (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid; (C) failed to make a required contribution or payment to a Multiemployer Plan; or (D) failed to make a required installment or other required payment under Section 412 of the Code.

                 (v) No Termination Event has occurred or is reasonably expected to occur which in either case could reasonably be expected to have a Material Adverse Effect.

                 (vi) No material proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge of the Borrower after due inquiry, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by the Borrower or any ERISA Affiliate, (B) Pension Plan or (C) Multiemployer Plan.

         (i) Margin Stock. Neither the Borrower nor any of its Subsidiaries is engaged principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used in Regulations G and U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation G, T, U or X of such Board of Governors.

         (j) Government Regulation. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended) and neither the Borrower nor any of its Subsidiaries is, or will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended, or any other Applicable Law which materially limits its ability to incur or consummate the transactions contemplated hereby.

         (k) Material Contracts. Schedule 6.1(k) sets forth a complete and accurate list of all Material Contracts of the Borrower and its Subsidiaries in effect as of the Closing Date not listed on any other Schedule hereto. Except as set forth on Schedule 6.1(k), each such Material Contract is, and after giving effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof and there are no material defaults by the Borrower or any of its Subsidiaries or, to the best of its knowledge, by any other party under any such Material Contract.

         (l)     Employee Matters.

                 (i) The Borrower and its Subsidiaries have a stable work force in place and are not party to any collective bargaining agreement nor has any labor union been recognized as the representative of their employees. The Borrower knows of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries.

                 (ii) The Borrower and its Subsidiaries are in compliance in all material respects with all Applicable Laws with respect to their employees including, without limitation, fair labor standards laws, wage and hour laws, workers compensation laws, federal and state withholding, social security and payroll laws and similar laws, except where any such noncompliance would not have a Material Adverse Effect. The Borrower and its Subsidiaries have paid all material federal, state and local withholding, social security, payroll and other employment related taxes which are due and payable.

         (m) Self-Insurance Coverage. Schedule 6.1(m) sets forth a complete and accurate description of the self- insurance coverage maintained by the Borrower and each of its Subsidiaries in respect of workers compensation claims. The Borrower and each of its Subsidiaries are in compliance with all the requirements of such self-insurance coverage, such coverage is in full force and effect and such coverage is in compliance with all provisions of Applicable Law.

         (n) Financial Statements. All balance sheets, statements of income, retained earnings, stockholders' equity and cash flows, and all other financial information of the Borrower and its Subsidiaries which have been furnished by or on behalf of the Borrower and its Subsidiaries to the Agent and the Lenders for the purposes of or in connection with this Agreement or any transaction contemplated hereby, including, without limitation:

                 (i) the Form 10-K of the Borrower for the Fiscal Year ended December 31, 1996 and the Form 10-Q of the Borrower for the quarterly period ended June 30, 1997; and

                 (ii) the projected balance sheets and statements of income and cash flows for the Borrower and its Subsidiaries for the Fiscal Years 1997 through 2002, inclusive, prepared by the Borrower together with supporting details and underlying assumptions;

have been prepared in accordance with GAAP consistently applied (except to the extent items in the pro forma and projected statements are based upon estimates) throughout the periods involved and present fairly in all material respects the matters reflected therein subject, in the case of unaudited statements, to changes resulting from normal year-end audit adjustments. As of the date hereof, except as set forth on Schedule 6.1(n), neither the Borrower nor any of its Subsidiaries have any material contingent liability or material liability for taxes, long-term leases or unusual forward or long-term commitments which are not reflected in the financial statements described above or in the notes thereto.

         (o) No Material Adverse Change. Except as set forth on Schedule 6.1(o), since December 31, 1996, there has been no material adverse change in the properties, business, operations, prospects, or financial condition of the Borrower and its Subsidiaries, taken as a whole, including, but not limited to, any material adverse change resulting from any fire, explosion, accident, drought, storm, hail, earthquake, embargo, act of God, or of the public enemy or other casualty (whether or not covered by insurance).

         (p) Solvency. As of the Closing Date and after giving effect to each Loan or Letter of Credit made hereunder, the Borrower and its Subsidiaries will be Solvent on a Consolidated basis.

         (q) Titles to Properties. The Borrower and its Subsidiaries have good and marketable title to, or valid and subsisting leasehold interests in, the real property owned or leased, as the case may be, by them and valid and legal title to all of their personal property, including, but not limited to, the real and personal property reflected on the financial statements delivered pursuant to Section 6.1(n), except (i) property which has been disposed of by the Borrower or its Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business, (ii) to the extent that the failure of such title or leasehold interest to be good and marketable or valid and subsisting could not reasonably be expected to have a Material Adverse Effect or (iii) as otherwise expressly permitted hereunder.

         (r) Liens. Except as described on Schedule 6.1(r), none of the properties and assets of the Borrower or its Subsidiaries is subject to any Lien other than the Liens described in subsections (a) - (h) of Section 10.3 hereof. No financing statement under the Uniform Commercial Code of any state which names the Borrower or any of its Subsidiaries or any of their respective trade names or divisions as debtor and which has not been terminated, has been filed in any state or other jurisdiction and neither the Borrower nor any of its Subsidiaries has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect the Liens permitted by Section 10.3.

         (s) Debt and Contingent Obligations. Schedule 6.1(s) sets forth a complete and accurate listing of all Debt and Contingent Obligations of the Borrower and its Subsidiaries in excess of $5,000,000. The Borrower and its Subsidiaries have performed and are in compliance in all material respects with all of the terms of such Debt and Contingent Obligations and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default on the part of the Borrower or its Subsidiaries exists with respect to any such Debt or Contingent Obligation.

         (t)     Litigation.

                 (i) Except as set forth on Schedule 6.1(t), there are no material actions, suits or proceedings pending nor, to the knowledge of the Borrower, threatened against or in any other way relating adversely to or affecting the Borrower or any of its Subsidiaries or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority. For the purposes hereof, a material action, suit or proceeding shall mean any action, suit or proceeding (i) involving potential actual and consequential damages in the Borrower's reasonable judgment in excess of $3,000,000 or (ii) required to be disclosed on any Exchange Act Report of the Borrower or any of its Subsidiaries.

                 (ii) There are no outstanding or unpaid final judgments against the Borrower or any of its Subsidiaries.

         (u) Absence of Defaults. No event has occurred or is continuing which constitutes a Default or an Event of Default, or which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by the Borrower or its Subsidiaries under any Material Contract or judgment, decree or order to which the Borrower or its Subsidiaries is a party or by which the Borrower or its Subsidiaries or any of their respective properties may be bound or which would require the Borrower or its Subsidiaries to make any payment thereunder prior to the scheduled maturity date therefor.

         (v) Senior Debt Status. The Obligations of the Borrower and its Subsidiaries under this Agreement, the Notes and each other Loan Document to which it is a party do rank and will rank at least senior in priority of payment to all Subordinated Debt of such Person and is hereby designated as "Designated Senior Indebtedness" under all instruments and documents, now or in the future, relating to the Permitted Convertible Subordinated Debt.

         (x) Accuracy and Completeness of Information. All written information, reports and other papers and data produced by or on behalf of the Borrower or its Subsidiaries and furnished to the Lenders were, at the time the same were so furnished, complete and correct in all material respects to the extent necessary to give the recipient a fair and reasonable understanding of the subject matter. No document furnished or written statement made to the Agent or the Lenders by the Borrower or its Subsidiaries in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of the Borrower or its Subsidiaries or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading. The Borrower is not aware of any facts which it has not disclosed in writing to the Agent or the Managing Agents having a Material Adverse Effect or which could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.2. Survival of Representations and Warranties, Etc. All representations and warranties set forth in this Article VI and all representations and warranties contained in any certificate, or any of the Loan Documents (including, but not limited, to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date, shall survive the Closing Date, shall be brought down by the Borrower pursuant to and in accordance with Section 5.3 and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.


                                  ARTICLE VII

                       FINANCIAL INFORMATION AND NOTICES

         Until all the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.10 hereof, the Borrower will furnish or cause to be furnished to the Agent and the Lenders at the Agent's Office or such other office as may be designated by the Agent from time to time:

         SECTION 7.1.  Financial Statements and Projections.

         (a) Quarterly Financial Statements. As soon as practicable and in any event within sixty (60) days after the end of the first three fiscal quarters of each Fiscal Year, an unaudited Consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated and consolidating statements of income, retained earnings and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form (on a Consolidated but not consolidating basis) the corresponding figures for the preceding Fiscal Year and the corresponding figures in the Projections for the portion of the Fiscal Year then ended and prepared by the Borrower in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the treasurer or the chief financial officer of the Borrower to present fairly in all material respects the financial condition of the Borrower and its Subsidiaries as of their respective dates and the results of operations of the Borrower and its Subsidiaries for the respective periods then ended, subject to normal year end adjustments (it being agreed that the requirements of this paragraph may be satisfied by the delivery of the applicable quarterly report on Form 10-Q containing the foregoing).

         (b) Annual Financial Statements. As soon as practicable and in any event within one hundred twenty (120) days after the end of each Fiscal Year, an audited Consolidated and unaudited consolidating balance sheet of the Borrower and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated and unaudited consolidating statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form (on a Consolidated but not a consolidating basis) the corresponding figures for the preceding Fiscal Year and certified as to the audited statements by an independent certified public accounting firm acceptable to the Agent in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by the Borrower or any of its Subsidiaries or with respect to accounting principles followed by the Borrower or any of its Subsidiaries not in accordance with GAAP (it being agreed that the requirements of this paragraph may be satisfied by the delivery of the applicable annual report on Form 10-K containing the foregoing).

         (c) Annual Financial Projections. Within thirty (30) days after the beginning of each Fiscal Year, Consolidated financial projections respecting the Borrower and its Subsidiaries for the ensuing Fiscal Year, prior to giving effect to any Permitted Acquisition to be made by the Borrower and its Subsidiaries for such Fiscal Year, and including the following: a quarterly operating budget, a projected quarterly income statement, statement of cash flows and balance sheet and a report containing management's assumptions underlying such projection (such projections, the "Projections"), accompanied by a certificate from the treasurer or the chief financial officer of the Borrower to the effect that, to the best of such officer's knowledge, the Projections are good faith estimates of the financial condition and operations of the Borrower and its Subsidiaries for such Fiscal Year.

         SECTION 7.2. Officer's Compliance Certificate. Concurrently with the delivery of the financial statements required to be delivered pursuant to Sections 7.1(a) and (b), a certificate of the treasurer or chief financial officer of the Borrower in the form of Exhibit G attached hereto (an "Officer's Compliance Certificate"):

         (a) stating that such officer has reviewed the financial statements of the Borrower and its Subsidiaries as of the end of such fiscal period and such statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and cash flows for the periods indicated, subject to normal year-end adjustments in the case of quarterly financial statements;

         (b) stating that to such officer's knowledge, based on a reasonable examination sufficient to enable him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such Default or Event of Default; and

         (c) setting forth as at the end of such fiscal quarter (or other date requested by the Agent) the calculations required to establish whether or not the Borrower and its Subsidiaries were in compliance with the financial covenants set forth in Article IX hereof as at the end of such period, the calculation of the Applicable Margin pursuant to Section 4.1(c) as at the end of such period, the calculation of the Unused Fee Percentage pursuant to
Section 4.3(a) as at the end of such period, and the calculation of the Pro Forma Adjusted EBITDA of each Subsidiary of the Borrower as at the end of such period for the purpose of determining which Subsidiaries are Material Subsidiaries.

         SECTION 7.3.  Other Reports.

         (a) All reports and forms filed with respect to all Plans under ERISA except as filed in the ordinary course of business and that would not result in any adverse effect or action under ERISA;

         (b) Promptly upon receipt thereof, copies of all material reports, if any, submitted to the Borrower or its Board of Directors by its independent public accountants in connection with their auditing function of the Borrower, including, without limitation, any management report and any management responses thereto;

         (c) If requested by the Agent, statements in conformity with the requirements of Federal Reserve Form G-1 or U-1 referred to in Regulations G and U, respectively, of the Board of Governors of the Federal Reserve System; and

         (d) Such other information regarding the operations, business affairs and financial condition of the Borrower and its Subsidiaries as the Agent or any Lender may reasonably request.

         SECTION 7.4. Notice of Litigation and Other Matters. Prompt (but in no event later than fifteen (15) Business Days after an officer of the Borrower obtains knowledge thereof) telephonic and written notice of:

         (a) the commencement of all material proceedings and investigations by or before any Governmental Authority and all material actions and proceedings in any court or before any arbitrator against or involving the Borrower or any Subsidiary thereof or any of their respective properties, assets or businesses including any material notice received from the Internal Revenue Service or other taxing authority regarding employment related taxes;

         (b) any notice of any material violation received by the Borrower or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of material violation of Environmental Laws;

         (c) any material labor controversy that has resulted in, or threatens to result in, a strike or other work action against the Borrower or any Subsidiary thereof;

         (d) any material attachment, judgment, lien, levy or order that may be assessed against or threatened against the Borrower or any Subsidiary thereof;

         (e) any Default or Event of Default, or any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Material Contract to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any Subsidiary thereof or any of their respective properties may be bound;

         (f) (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under
Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by the Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) the Borrower obtaining knowledge or reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA; and

         (g)     any event which makes any of the representations set forth in
Section 6.1 inaccurate in any material respect.

         SECTION 7.5. Accuracy of Information. All written information, reports, statements and other papers and data furnished by or on behalf of the Borrower to Agent or any Lender (other than financial forecasts) whether pursuant to this Article VII or any other provision of this Agreement or any of the Security Documents, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Agent or such Lender fair and reasonable knowledge of the subject matter based on the Borrower's knowledge thereof.

                                  ARTICLE VIII

                             AFFIRMATIVE COVENANTS

         Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner provided for in Section 13.10, the Borrower will, and will cause each of its Subsidiaries to:

         SECTION 8.1. Preservation of Corporate Existence and Related Matters. Except as permitted by Section 10.5, preserve and maintain its separate corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business; and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

         SECTION 8.2. Maintenance of Property. Protect and preserve all properties useful in and material to its business, including copyrights, patents, trade names and trademarks; maintain in good working order and condition all buildings, equipment and other tangible real and personal property in a manner which is customary in the industry in which the Borrower is engaged; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; except in each case where the failure to so comply shall not have a Material Adverse Effect.

         SECTION 8.3. Insurance. Maintain (a) insurance with responsible insurance companies against such risks and in such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law and
(b) a self-insurance program for workers compensation coverage or such other suitable workers compensation coverage or combination thereof on terms and conditions reasonably satisfactory to the Agent; and on the Closing Date, and from time to time thereafter, deliver to the Agent upon its request (i) a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the risks covered thereby and (ii) a certified copy of the policies of insurance.

         SECTION 8.4. Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

         SECTION 8.5. Payment and Performance of Obligations. Pay and perform all Obligations under this Agreement and the other Loan Documents and pay or perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property (including, without limitation, withholding, social security, payroll and similar employment related taxes on the dates such taxes are due), and (b) all other indebtedness, obligations and liabilities in accordance with customary trade practices; provided, that the Borrower or such Subsidiary may contest any item described in clauses (a) and (b) hereof in good faith so long as adequate reserves are maintained with respect thereto to the extent required by GAAP.

         SECTION 8.6. Compliance With Laws and Approvals. Observe and remain in compliance in all material respects with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable or necessary to the conduct of its business, except where the failure to so comply will not have a Material Adverse Effect.

         SECTION 8.7. Environmental Management. In addition to and without limiting the generality of Section 8.6, maintain its business premises (whether leased or owned in fee) free of any Hazardous Materials the removal of which is required under Environmental Laws; and adopt and maintain prudent management, disposal, clean-up and other practices as may be required by Environmental Laws for all other Hazardous Materials located on its business premises.

         SECTION 8.8. Compliance with ERISA. In addition to and without limiting the generality of Section 8.6, make timely payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to any Employee Benefit Plan; not take any action or fail to take action the result of which could be a material liability to the PBGC or to a Multiemployer Plan; not participate in any prohibited transaction that could result in any material civil penalty under ERISA or material tax under the Code; furnish to the Agent upon the Agent's request such additional information about any Employee Benefit Plan as may be reasonably requested by the Agent; and operate each Employee Benefit Plan in such a manner that will not incur any material tax liability under Section 4980B of the Code or any material liability to any qualified beneficiary as defined in Section 4980B of the Code.

         SECTION 8.9. Compliance With Agreements. Comply in all material respects with each Material Contract entered into in the conduct of its business; provided, that the Borrower or such Subsidiary may contest in good faith any such Material Contract so long as adequate reserves are maintained with respect thereto to the extent required by GAAP.

         SECTION 8.10. Conduct of Business. Engage only in businesses in substantially the same fields as the businesses conducted or proposed to be conducted in accordance with business plans delivered to the Agent on or prior to the Closing Date or in lines of business reasonably related thereto (including the provision of temporary or contract staffing services, information technology services or lines of business reasonably related thereto).

         SECTION 8.11. Visits and Inspections. Permit representatives of the Agent or any of the Lenders, from time to time, as often as may be reasonably requested, but only during normal business hours (except upon, and during the continuance of, an Event of Default), to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

         SECTION 8.12.  Additional Subsidiary Guarantors and Pledgors.

         (a) Upon (i) the creation or acquisition of any Material Subsidiary of the Borrower permitted by this Agreement for a Permitted Acquisition Value equal to or greater than $10,000,000 and (ii) the identification of any Subsidiary of the Borrower as a Material Subsidiary of the Borrower or the designation of any Subsidiary of the Borrower as a Material Subsidiary of the Borrower as necessary to ensure that at all times the Subsidiaries of the Borrower which comprise Material Subsidiaries shall have Pro Forma Adjusted EBITDA equal to not less than ninety percent (90%) of Consolidated Pro Forma Adjusted EBITDA pursuant to the information set forth in the Officer's Compliance Certificate delivered pursuant to Section 7.2, cause to be executed and delivered to the Agent within ten (10) Business Days after the date of the creation or acquisition of such new Material Subsidiary or the determination pursuant to Section 7.2 (A) a supplement to the Subsidiary Guaranty Agreement executed by such new Material Subsidiary, (B) a Subsidiary Pledge Agreement or a supplement to the CORESTAFF Pledge Agreement or the applicable Subsidiary Pledge Agreement executed by the Borrower or the applicable Material Subsidiary with respect to the capital stock of such new Material Subsidiary and a consent thereto executed by such new Material Subsidiary (including, without limitation, original stock certificates evidencing the capital stock of such new Material Subsidiary, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof), (C) the closing documents and certificates required to be delivered by each Material Subsidiary pursuant to Section 5.2(c)(i), (ii) and (iii), and (D) such other documents reasonably requested by the Agent in order that such new Material Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Subsidiary Guaranty Agreement and the applicable Pledge Agreement.

         (b) Upon the creation or acquisition of any Material Subsidiary of the Borrower permitted by this Agreement for a Permitted Acquisition Value of less than $10,000,000, cause to be executed and delivered to the Agent within ninety (90) days after the creation or acquisition of such Material Subsidiary the instruments and information required in Section 8.12(a) above.

         SECTION 8.13. Interest Rate Protection. Maintain, commencing within one hundred eighty (180) days of the end of any fiscal quarter for which the Total Leverage Ratio exceeds 3.5 to 1.0, a Hedging Agreement with a minimum notional amount at any date of determination of $75,000,000 and at an interest rate and upon other terms and conditions satisfactory to the Agent; provided that the Borrower shall not be required to obtain such Hedging Agreement at any time Permitted Convertible Subordinated Debt is outstanding in an aggregate amount in excess of $100,000,000.

         SECTION 8.14.  Permitted Convertible Subordinated Debt.  Within seven
(7) days prior the incurrence of any Permitted Convertible Subordinated Debt, permit the Agent and the Lenders to review any agreements, documents or other information respecting such Permitted Convertible Subordinated Debt, including, without limitation, the indenture to be executed in connection with such Permitted Convertible Subordinated Debt, which agreements, documents and other information shall contain substantially the same terms and conditions as set forth in that certain Form S-3 Registration Statement filed with the Securities and Exchange Commission on July 17, 1997 (and updated by that certain Prospectus dated July 23, 1997) respecting such Permitted Convertible Subordinated Debt and otherwise shall be in form and substance satisfactory to the Agent and the Lenders.

         SECTION 8.15. Year 2000 Compatibility. Take all action reasonably necessary to ensure that the computer based systems of the Borrower and its Subsidiaries are able in all material respects to operate and effectively process data with respect to dates on and after January 1, 2000. At the request of the Agent, the Borrower shall provide to the Agent and the Lenders assurances reasonably acceptable to the Agent of the Year 2000 compatibility of the Borrower and its Subsidiaries.

         SECTION 8.16. Further Assurance. Make, execute and deliver all such additional and further acts, things, deeds and instruments as the Agent or the Required Lenders may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Agent and the Lenders their respective rights under this Agreement, the Notes, the Letters of Credit and the other Loan Documents.


                                   ARTICLE IX

                              FINANCIAL COVENANTS

         Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.10 hereof, the Borrower and its Subsidiaries will not on a Consolidated basis:

         SECTION 9.1. Current Ratio. Permit, as of the end of each fiscal quarter commencing June 30, 1997, the ratio of Consolidated Current Assets to Consolidated Current Liabilities to be less than 1.5 to 1.0 as of the end of each fiscal quarter.

         SECTION 9.2. Total Leverage Ratio. Permit, as of the end of each fiscal quarter commencing June 30, 1997, the Total Leverage Ratio of the Borrower and its Subsidiaries on a Consolidated basis to exceed 4.0 to 1.0 as of the end of each fiscal quarter; provided that during any fiscal quarter in which Subordinated Debt permitted to be incurred by the Borrower pursuant to
Section 10.1(h) is outstanding in an amount greater than or equal to $100,000,000, the Borrower and its Subsidiaries on a Consolidated basis will not permit the Total Leverage Ratio of the Borrower and its Subsidiaries to exceed 4.25 to 1.0 as of the end of each fiscal quarter.

         SECTION 9.3. Senior Leverage Ratio. Permit, as of the end of each fiscal quarter commencing June 30, 1997, the Senior Leverage Ratio of the Borrower and its Subsidiaries to exceed 4.0 to 1.0 as of the end of each fiscal quarter; provided that during any fiscal quarter in which Subordinated Debt permitted to be incurred by the Borrower pursuant to Section 10.1(h) is outstanding in an amount greater than or equal to $100,000,000, the Borrower and its Subsidiaries on a Consolidated basis will not permit the Senior Leverage Ratio of the Borrower and its Subsidiaries to exceed 3.0 to 1.0 as of the end of each fiscal quarter.

         SECTION 9.4. Fixed Charge Coverage Ratio. Permit, as of the end of each fiscal quarter commencing June 30, 1997, the Fixed Charge Coverage Ratio to be less than 2.25 to 1.0 as of the end of each fiscal quarter.

         SECTION 9.5. Total Debt to Total Capitalization Ratio. Permit, as of any fiscal quarter end, the ratio of (a) Total Debt less Debt pursuant to Hedging Agreements as of such fiscal quarter end to (b) Total Capitalization as of such fiscal quarter end, to exceed 0.65 to 1.00.

         SECTION 9.6. Minimum Pro Forma Adjusted EBITDA. Permit, as of the end of each fiscal quarter commencing June 30, 1997, the Pro Forma Adjusted EBITDA of the Borrower and its Subsidiaries for the period of four (4) consecutive fiscal quarters ending on the most recent fiscal quarter end to be less than ninety-five percent (95%) of the Pro Forma Adjusted EBITDA of the Borrower and its Subsidiaries for the period of four (4) consecutive fiscal quarters ending on the previous fiscal quarter end.

         SECTION 9.7. Maximum Pro Forma Adjusted EBITDA of Foreign Subsidiaries. Permit, as of the end of each fiscal quarter commencing June 30, 1997, the Pro Forma Adjusted EBITDA of all Foreign Subsidiaries of the Borrower for the period of four (4) consecutive fiscal quarters ending on the most recent fiscal quarter end to be greater than ten percent (10%) of the Pro Forma Adjusted EBITDA of the Borrower and its Subsidiaries for such period.


                                   ARTICLE X

                               NEGATIVE COVENANTS

         Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.10 hereof, the Borrower will not and will not permit any of its Subsidiaries to:

         SECTION 10.1. Limitations on Debt. Create, incur, assume or suffer to exist any Debt except:

         (a)     the Obligations;

         (b) Debt incurred in connection with a Hedging Agreement with a counterparty other than a Lender and upon terms and conditions reasonably satisfactory to the Agent;

         (c) unsecured Debt existing on the Closing Date and not otherwise permitted under this Section 10.1, as set forth on Schedule 6.1(s) hereto;

         (d) accounts payable incurred in the ordinary cause of business and not more than one hundred twenty (120) days past due;

         (e)     debt consisting of Contingent Obligations permitted by
Section 10.2;

         (f) non-recourse purchase money Debt and Capital Leases in an aggregate principal amount not to exceed $7,500,000 on any date of determination;

         (g) Subordinated Debt payable to any Subsidiary by the Borrower or any other Subsidiary (provided such Subordinated Debt is subordinated to the Debt under this Agreement and is otherwise in compliance with this Agreement);

         (h) either (A) unsecured Subordinated Debt other than Subordinated Debt described in Section 10.1(g) in an aggregate amount not to exceed $150,000,000 and on terms and conditions acceptable to the Required Lenders and otherwise in compliance with this Agreement or (B) unsecured Permitted Convertible Subordinated Debt in an aggregate amount not to exceed $250,000,000 and on terms and conditions acceptable to the Required Lenders and otherwise in compliance with this Agreement, in each such case on any date of determination; and

         (i) unsecured Debt of the Borrower and its Subsidiaries other than the Debt described in clauses (a) - (h) above in an aggregate amount not to exceed $7,500,000 on any date of determination;

provided, that none of the Debt permitted to be incurred by this Section shall restrict, limit or otherwise encumber (by covenant or otherwise) the ability of any Subsidiary of the Borrower to make any payment to the Borrower or any of its Subsidiaries (in the form of dividends, intercompany advances or otherwise) for the purpose of enabling the Borrower to pay the Obligations.

         SECTION 10.2. Limitations on Contingent Obligations. Create, incur, assume, or suffer to exist any Contingent Obligations except:

         (a) Contingent Obligations in favor of the Agent for the benefit of the Lenders;

         (b)     the L/C Obligations;

         (c) Contingent Obligations existing on the Closing Date and set forth on Schedule 6.1(s) hereto;

         (d) Contingent Obligations incurred in connection with any Permitted Acquisition in an amount not to exceed $2,000,000;

         (e) Contingent Obligations by the Borrower and its Subsidiaries of obligations of its Subsidiaries under leases for office space incurred in the ordinary course of business;

         (f) any Contingent Obligations issued by the Borrower and its Subsidiaries in support of the Letters of Credit;

         (g) Contingent Obligations representing the endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

         (h) Contingent Obligations issued by the Borrower and its Subsidiaries relating to loans to franchisees in an aggregate amount not to exceed $4,000,000; and

         (i) Contingent Obligations of the Borrower and its Subsidiaries other than the Contingent Obligations described in clauses (a) - (h) above in an aggregate amount not to exceed $5,000,000 on any date of determination.

         SECTION 10.3. Limitations on Liens. Create, incur, assume or suffer to exist any Lien on or with respect to any of its assets or properties (including, without limitation, shares of capital stock or other ownership interests), real or personal, whether now owned or hereafter acquired, except:

         (a) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) not yet due or as to which the period of grace (not to exceed sixty (60) days), if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

         (b) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings;

         (c) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers compensation, unemployment insurance or similar legislation;

         (d) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, materially detract from the value of such property or impair the use thereof in the ordinary conduct of business;

         (e)     Liens of the Agent for the benefit of the Lenders;

         (f) Liens not otherwise permitted by this Section 10.3 and existing on the Closing Date and set forth on Schedule 6.1(r) hereto;

         (g) Liens securing non-recourse purchase money Debt and Capital Leases permitted under Section 10.1(f) of this Agreement; and

         (h) Liens not otherwise permitted by this Section 10.3 respecting office equipment incurred in the ordinary course of business and having an aggregate asset value of less than $1,000,000.

         SECTION 10.4. Limitations on Loans, Advances, Investments and Acquisitions. Purchase, own, invest in or otherwise acquire, directly or indirectly, any capital stock, interests in any partnership or joint venture, evidence of Debt or other obligation or security, substantially all or a material portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person; or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person; or enter into, directly or indirectly, any commitment or option in respect of the foregoing except:

         (a) investments in Subsidiaries existing on the Closing Date and the other existing loans, advances and investments, all as set forth on
Schedule 10.4;

         (b) investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one hundred twenty (120) days from the date of acquisition thereof, (ii) commercial paper maturing no more than one hundred twenty (120) days from the date issued and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's, (iii) certificates of deposit maturing no more than 120 days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of "A" or better by a nationally recognized rating agency; provided, that the aggregate amount invested in such certificates of deposit shall not at any time exceed $5,000,000 for any one such certificate of deposit and $10,000,000 for any one such bank, and (iv) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks having membership in the Federal Deposit Insurance Corporation in amounts not exceeding the lesser of $100,000 or the maximum amount of insurance applicable to the aggregate amount of such Person's deposits at such institution (such investments described in items (i) through (iv) above, "Cash Equivalents");

         (c) (i) intercompany loans, advances, investments and other transfers in the ordinary course of business (A) between the Borrower and any Material Subsidiary or between any Material Subsidiary and any other Material Subsidiary and (B) between the Borrower and any Subsidiary which is not a Material Subsidiary in an aggregate amount not to exceed $1,500,000, provided in each such case that the Borrower and each Subsidiary thereof (including each Material Subsidiary), after giving effect to such intercompany loans, advances, investments and other transfers, is in compliance with each term and provision of this Agreement and (ii) loans and advances to employees for reasonable travel and business expenses in the ordinary course of business;

         (d) deposits for utilities, security deposits, leases and similar prepaid expenses incurred in the ordinary course of business;

         (e)     trade accounts created in the ordinary course of business;

         (f) investments by the Borrower or any Subsidiary in the form of acquisitions of all or substantially all of the business or a line of business (whether by the acquisition of capital stock, assets or any combination thereof) of any other Person if each such acquisition meets all of the following requirements: (i) the Person to be acquired shall be a provider of temporary or contract staffing services, information technology services, or a line of business reasonably related thereto, (ii) evidence of approval of the acquisition by the acquiree's board of directors or equivalent governing body or a copy of the opinion of counsel delivered by legal counsel to the acquiree in connection with the acquisition which evidences such approval shall be delivered to the Agent at the time the documents referred to in clause (vi) of this Section 10.4(f) are required to be delivered pursuant to Section 8.12,
(iii) a description of the acquisition in the form customarily prepared by the Borrower shall have been delivered to the Agent prior to the consummation of the acquisition, (iv) a Borrower or any Subsidiary shall be the surviving Person and no Change of Control shall have been effected thereby, (v) the Borrower shall have demonstrated to the Agent pro forma compliance with each covenant contained and in the manner set forth in Article IX hereof prior to consummating the acquisition (except to the extent the Permitted Acquisition Value of such acquisition does not exceed $5,000,000) and no Default or Event of Default shall have occurred and be continuing both before and after giving effect to the acquisition, (vi) such documents reasonably requested by the Agent pursuant to Section 8.12 hereof to be delivered at the time required pursuant to Section 8.12 hereof confirming that such Person is a Subsidiary Guarantor hereunder, and as applicable a Subsidiary Pledgor hereunder, and its Obligations incurred in such capacity are secured by the Security Documents, shall have been delivered to the Agent, said documents to include a favorable opinion of counsel to the Borrower rendered by Peter T. Dameris, General Counsel to the Borrower, or such other counsel acceptable to the Agent addressed to the Agent and the Lenders with respect to the Borrower, the Subsidiary Guarantors and the acquisition in form and substance reasonably acceptable to the Agent, and (vii) if (A) the then existing aggregate outstanding principal amount of Funded Debt exceeds $100,000,000 and (B) the proposed acquisition involves a Permitted Acquisition Value in excess of the greater of (1) $35,000,000 or (2) ten percent (10%) of the Consolidated Net Worth of the Borrower and its Subsidiaries, the consent of the Required Lenders must be obtained prior to the proposed Acquisition and the Borrowers shall deliver to the Agent and each of the Lenders within seven (7) Business Days prior to the proposed acquisition the Consolidated annual financial statements for each person being acquired in such acquisition, in form and substance reasonably satisfactory to the Required Lenders, and such other documents and other information as may be reasonably requested by the Required Lenders in connection with the proposed acquisition; and

         (g) loans, advances and investments of the Borrower and its Subsidiaries other than the loans, advances and investments described in clauses (a) - (f) above and Debt described pursuant to Section 10.1(g) in an aggregate amount not to exceed $5,000,000 (except for the Borrower's investment in HTI Communications, Inc.) on any date of determination.

         SECTION 10.5. Limitations on Mergers and Liquidation. Merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except (a) any Wholly-Owned Subsidiary of the Borrower may merge with the Borrower or another Wholly-Owned Subsidiary of the Borrower and (b) the Borrower or any Subsidiary may merge with any other Person for the purpose of consummating any Permitted Acquisition; provided that in subsections (a) and
(b) above in any merger, consolidation or combination involving the Borrower, the Borrower shall be the surviving Person.

         SECTION 10.6. Limitations on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, the sale of any receivables and leasehold interests and any sale-leaseback or similar transaction), whether now owned or hereafter acquired except:

         (a) the sale of obsolete or worn-out assets no longer used or usable in the business of a Borrower or such Subsidiary;

         (b) the sale without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

         (c) the sale of substantially the same assets currently held on the Closing Date by Professional HealthCare Providers, Inc. and Colorado Therapists on Call, Inc.;

         (d) the factoring of accounts receivable to Material Subsidiaries in connection with customary factoring arrangements between Material Subsidiaries conducted in the ordinary course of business; and

         (e)     the sale of assets not otherwise provided for in this Section
10.6 in an aggregate amount not to exceed $5,000,000.

         SECTION 10.7. Limitations on Dividends and Distributions. (a) Declare or pay any dividends upon any of its capital stock; (b) purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock, or make any distribution of cash, property or assets among the holders of shares of its capital stock; or (c) make any material change in its capital structure that could reasonably be expected to have a Material Adverse Effect; provided that (i) the Borrower may pay dividends solely in shares of its own capital stock, (ii) any Subsidiary may pay cash dividends to the Borrower or any other Wholly-Owned Subsidiary of the Borrower, (iii) the Borrower may redeem or repurchase capital stock owned by employees of the Borrower in an aggregate amount not to exceed $1,500,000 in any Fiscal Year,
(iv) the Borrower or any of its Subsidiaries may declare or pay dividends upon any of its capital stock or purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock, or make any distribution of cash, property or assets among the holders of shares of its capital stock in an amount not to exceed fifty percent (50%) of its Net Profit After Tax in any Fiscal Year and (v) the Borrower may make distributions of cash, property or assets among the holders of shares of its capital stock in an aggregate amount not to exceed $100,000 in connection with the repurchase of fractional shares resulting from stock split transactions.

         SECTION 10.8. Limitations on Issuance of Capital Stock. Issue, sell or otherwise dispose of any class or series of capital stock that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or passage of time would be, (a) convertible or exchangeable into Debt or (b) required to be redeemed or repurchased, including at the option of the Holder, in whole or in part or has, upon the happening of an event or passage of time would have, a redemption or similar payment due on or before October 31, 2002.

         SECTION 10.9. Transactions with Affiliates. Directly or indirectly enter into, or be a party to, any transaction with any of its Affiliates, except pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are no less favorable to it than would obtain in a comparable arm's length transaction with a Person not its Affiliate.

         SECTION 10.10. Certain Accounting Changes. Change its Fiscal Year end, or make any material change in its accounting treatment and reporting practices except as required by GAAP.

         SECTION 10.11.  Payments and Prepayments of Subordinated Debt.

         (a) Directly or indirectly make any payment or prepayment on any Subordinated Debt other than payments as are expressly permitted thereunder or redeem or otherwise acquire for value any Subordinated Debt; or

         (b) Directly or indirectly amend or supplement any of the terms or provisions of any Subordinated Debt.

         SECTION 10.12. Compliance with ERISA. (a) Permit the occurrence of any Termination Event which would result in a liability to the Borrower or any ERISA Affiliate in excess of $1,000,000; (b) permit the present value of all benefit liabilities under all Pension Plans (determined under the actuarial assumptions used for Code and ERISA funding purposes) to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities by more than $1,000,000; (c) permit any accumulated funding deficiency in excess of $1,000,000 (as defined in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan, whether or not waived; (d) fail to make any contribution or payment to any Multiemployer Plan which the Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto which results in or is likely to result in a liability in excess of $1,000,000; (e) engage, or permit the Borrower or any ERISA Affiliate to engage, in any prohibited transaction under
Section 406 of ERISA or Section 4975 of the Code for which a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to Section 4975 of the Code in excess of $1,000,000 is imposed; (f) permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to the Borrower or any ERISA Affiliate or increase the obligation of the Borrower or any ERISA Affiliate to a Multiemployer Plan which liability or increase, individually or together with all similar liabilities and increases, is material to the Borrower or any ERISA Affiliate; or (g) fail, or permit the Borrower or any ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the Code and all other applicable laws and the regulations and interpretations thereof.


                                   ARTICLE XI

                              DEFAULT AND REMEDIES

         SECTION 11.1. Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

         (a) Default in Payment of Principal of Loans and Reimbursement Obligations. The Borrower shall default in any payment of principal of any Loan, Note or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).

         (b) Other Payment Default. The Borrower shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan, Note or Reimbursement Obligation or the payment of any other Obligation not addressed by subsection (a) above or this subsection (b), and such default shall continue unremedied for five (5) Business Days.

         (c) Misrepresentation. Any representation or warranty made or deemed to be made by the Borrower or any of its Subsidiaries under this Agreement, any Loan Document or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

         (d) Default in Performance of Certain Covenants. The Borrower or any of its Subsidiaries shall default in the performance or observance of any covenant or agreement contained in Sections 7.1(a) and (b), 7.2, 7.4, and 8.12 and Articles IX and X (excluding Section 10.3 hereof) of this Agreement.

         (e)     Default in Performance of Other Covenants and Conditions.
The Borrower or any of its Subsidiaries shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 11.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to the Borrower by the Agent; provided, that if (i) such default is not capable of being cured within such thirty (30) day period, (ii) such default would not have a Material Adverse Effect and (iii) the Borrower or such Subsidiary shall have commenced and be diligently prosecuting the cure of such default, the Borrower or such Subsidiary shall have such longer period, not to exceed sixty (60) days from the date of such default, as may be necessary to cure such default.

         (f) Hedging Agreement. Any termination payment shall be due by the Borrower under any Hedging Agreement and such amount is not paid within the later of (i) fifteen (15) Business Days of the due date thereof or (ii) the applicable cure period as set forth in the Hedging Agreement.

         (g)     Cross-Default.  The Borrower or any of its Subsidiaries shall
(i) default in the payment of any Debt (other than the Notes or any Reimbursement Obligation) or Contingent Obligation, the aggregate outstanding principal amount of which is in excess of $3,000,000 beyond the period of grace if any, provided in the instrument or agreement under which such Debt or Contingent Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any Debt (other than the Notes or any Reimbursement Obligation) or Contingent Obligation, the aggregate outstanding principal amount of which is in excess of $5,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt or the beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, any such Debt to become due prior to its stated maturity or such Contingent Obligation to become payable (any applicable grace period having expired).

         (h) Change in Control. (i) Any Person or two or more Persons acting in concert (other than (X) Golder, Thoma, Cressey Fund III Limited Partnership or an Affiliate thereof (individually or jointly) or (Y) Michael T. Willis) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of voting stock of the Borrower (or other securities convertible into such voting stock) representing 50% or more of the combined voting power of all voting stock of the Borrower; or (ii) during any period of up to 24 consecutive months, commencing before or after the Closing Date, individuals who at the beginning of such 24-month period were directors of Borrower (together with any new directors whose election or appointment by the board of directors of the Borrower or whose nomination for election by the shareholders of the Borrower was approved by vote of 66 2/3% of the directors of the Borrower then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office; or (iii) the Borrower shall fail to own 66 2/3% of the voting stock of each of its Material Subsidiaries (any such event, a "Change in Control").

         (i) Voluntary Bankruptcy Proceeding. The Borrower or any of its Subsidiaries shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts;
(iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; or
(vii) take any corporate action for the purpose of authorizing any of the foregoing.

         (j) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for the Borrower or any of its Subsidiaries or for all or any substantial part of its assets, domestic or foreign, and such case or proceeding shall continue undismissed or unstayed for a period of sixty (60) consecutive calendar days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

         (k) Failure of Agreements. Any material provision of this Agreement or of any other Loan Document shall for any reason cease to be valid and binding on the Borrower or any of its Subsidiaries party thereto or any such Person shall so state in writing, or this Agreement or any other Loan Document shall for any reason cease to create a valid and perfected first priority Lien on, or security interest in, any of the Collateral purported to be covered thereby, in each case other than in accordance with the express terms thereof.

         (l) Termination Event. The occurrence of any of the following events: (i) the Borrower or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or
Section 412 of the Code, the Borrower or any ERISA Affiliate is required to pay as contributions thereto; (ii) an accumulated funding deficiency in excess of $1,000,000 occurs or exists, whether or not waived, with respect to any Pension Plan; (iii) a Termination Event; or (iv) the Borrower or any ERISA Affiliate as employers under one or more Multiemployer Plan makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $500,000.

         (m) Judgment. A judgment or order for the payment of money which exceeds $3,500,000 in amount shall be entered against the Borrower or any of its Subsidiaries by any court and such judgment or order shall continue undischarged or unstayed for a period of sixty (60) days.

         (n) Attachment. A warrant or writ of attachment or execution or similar process shall be issued against any property of the Borrower or any of its Subsidiaries which exceeds $3,500,000 in value and such warrant or process shall continue undischarged or unstayed for a period of sixty (60) days.

         SECTION 11.2. Remedies. Upon the occurrence of an Event of Default, with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice to the Borrower:

         (a) Acceleration; Termination of Facilities. Declare the principal of and interest on the Loans, the Notes and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Agent under this Agreement or any of the other Loan Documents (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Commitments and any right of the Borrower to request borrowings or Letters of Credit thereunder; provided, that upon the occurrence of an Event of Default specified in Section 11.1(i) or (j), the Commitments shall be automatically terminated and all Obligations shall automatically become due and payable.

         (b) Letters of Credit. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, require the Borrower at such time to deposit in a cash collateral account opened by the Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower.

         (c) Rights of Collection. Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Borrower's Obligations.

         SECTION 11.3. Rights and Remedies Cumulative; Non-Waiver; etc. The enumeration of the rights and remedies of the Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Agent or Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.


                                  ARTICLE XII

                                   THE AGENT

         SECTION 12.1. Appointment. Each of the Lenders hereby irrevocably designates and appoints First Union as the Agent of such Lender under this Agreement and the other Loan Documents and each such Lender irrevocably authorizes First Union as Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Agent. To the extent any provision of this Agreement permits action by the Agent, the Agent shall, subject to the provisions of Section 13.11 hereof and of this
Article XII, take such action if directed in writing to do so by the Required Lenders.

         SECTION 12.2. Delegation of Duties. The Agent may execute any of its respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Agent with reasonable care.

         SECTION 12.3. Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for actions occasioned solely by its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any of its Subsidiaries or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of the Borrower or any of its Subsidiaries to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

         SECTION 12.4. Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent.
The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with
Section 13.10 hereof. The Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or, when expressly required hereby or by the relevant other Loan Document, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders (or, when expressly required hereby, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

         SECTION 12.5. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, it shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         SECTION 12.6. Non-Reliance on the Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans and issue or participate in a Letter of Credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder or by the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower and its Subsidiaries which may come into the possession of such Agent or any of its respective officers, directors, employees, agents, attorneys-in- fact, Subsidiaries or Affiliates.

         SECTION 12.7. Indemnification. The Lenders agree to indemnify the Agent in its capacity as such and (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to the respective amounts of their Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes or any Reimbursement Obligation) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's bad faith, gross negligence or willful misconduct. The agreements in this Section 12.7 shall survive the payment of the Notes, any Reimbursement Obligation and all other amounts payable hereunder and the termination of this Agreement.

         SECTION 12.8. The Agent in Its Individual Capacity. The Agent and its Subsidiaries and Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agent were not an Agent hereunder. With respect to any Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued by it or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

         SECTION 12.9. Resignation of Agent; Successor Agents. Subject to the appointment and acceptance of a successor as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent, as the case may be, which successor shall have minimum capital and surplus of at least $500,000,000. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which successor shall have minimum capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, as the case may be, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, as the case may be, the provisions of this Section 12.9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

         SECTION 12.10. Managing Agents. Each Managing Agent, it its capacity as Managing Agent, shall have no duties or responsibilities and no liabilities under the Agreement or any other Loan Document.


                                  ARTICLE XIII

                                 MISCELLANEOUS

         SECTION 13.1.  Notices.

         (a) Method of Communication. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to any Agent as understood by such Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

         (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

         If to the Borrower:               CORESTAFF, Inc.
                                           Five Post Oak Park
                                           4400 Post Oak Parkway, Suite 1130
                                           Houston, Texas  77027-3413
                                           Attention:       Edward L. Pierce
                                                            Peter T. Dameris
                                                            Margaret G. Reed
                                           Telephone No.:   (281) 602-3400
                                           Telecopy No.:    (713) 627-1059

         with copies to:                   Davis, Graham & Stubbs
                                           1314 19th Street, N.W.
                                           Washington, D.C.  20036
                                           Attention:       Christopher J. Hagan
                                           Telephone No.:  (202) 822-1035
                                           Telecopy No.:   (202) 293-4794

         If to First Union,                 First Union National Bank of
          as Agent:                                North Carolina
                                           One First Union Center, TW-10
                                           301 South College Street
                                           Charlotte, North Carolina  28288-0608
                                           Attention:       Syndication Agency Services
                                           Telephone No.: (704) 383-0281
                                           Telecopy No.: (704) 383-0288

         with copies to:                   Kennedy Covington Lobdell
                                              & Hickman, L.L.P.
                                           100 N. Tryon St., Suite 4200
                                           Charlotte, North Carolina  28202-4006
                                           Attention:       Jefferson W. Brown
                                                            James T. Hedrick, Jr.
                                           Telephone No.:   (704) 331-7400
                                           Telecopy No.:    (704) 331-7598

         If to First Union,                First Union National Bank of
         as Lender:                                North Carolina
                                           One First Union Center, TW-18
                                           301 S. College Street
                                           Charlotte, North Carolina  28288-0735
                                           Attention:       Henry R. Biedrzycki
                                                            Jorge A. Gonzalez
                                           Telephone No.:  (704) 374-4914
                                           Telephone No.:  (704) 383-8462
                                           Telecopy No.:   (704) 374-3300

         with copies to:                   Kennedy Covington Lobdell
                                                   & Hickman, L.L.P.
                                           100 N. Tryon St., Suite 4200
                                           Charlotte, North Carolina  28202-4006
                                           Attention:       Jefferson W. Brown
                                                            James T. Hedrick, Jr.
                                           Telephone No.:   (704) 331-7400
                                           Telecopy No.:    (704) 331-7598

         If to any other                   To the Address set forth on
         Lender:                           Schedule 1.1 hereto
                                           ------------


         (c) Agent's Office. The Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Agent's Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit issued.

         SECTION 13.2. Expenses. The Borrower will pay all reasonable out-of-pocket expenses of the Agent in connection with: (a) the preparation, execution and delivery of this Agreement and each of the other Loan Documents, whenever the same shall be executed and delivered, including all reasonable syndication and due diligence expenses, appraiser's fees, search fees, title insurance premiums, recording fees, taxes and reasonable fees and disbursements of counsel for the Agent; (b) the preparation, execution and delivery of any waiver, amendment or consent by the Agent or the Lenders relating to this Agreement or any of the other Loan Documents including reasonable fees and disbursements of counsel for the Agent, search fees, appraiser's fees, recording fees and taxes imposed in connection therewith; and (c) consulting with one or more Persons, including appraisers, accountants, engineers and attorneys, concerning or related to the nature, scope or value of any right or remedy of any Agent or any of the Lenders hereunder or under any of the other Loan Documents, including any review of factual matters in connection therewith, which expenses shall include the reasonable fees and disbursements of such Persons. In addition, the Borrower will pay all reasonable out-of-pocket expenses of the Agent and each Lender in connection with prosecuting or defending any claim in any way arising out of, related to, connected with, or enforcing any provision of, this Agreement or any of the other Loan Documents, which expenses shall include the reasonable fees and disbursements of counsel and of experts and other consultants retained by the Agent or any of the Lenders.

         SECTION 13.3. Set-off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders and any assignee or participant of a Lender in accordance with Section 13.9 are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, excluding government securities required by Applicable Law to be held as security for worker's compensation and similar claims) and any other indebtedness at any time held or owing by the Lenders, or any such assignee or participant to or for the credit or the account of the Borrower against and on account of the Obligations irrespective of whether or not (a) the Lenders shall have made any demand under this Agreement or any of the other Loan Documents or (b) the Agent shall have declared any or all of the Obligations to be due and payable as permitted by Section 11.2 and although such Obligations shall be contingent or unmatured.

         SECTION 13.4. GOVERNING LAW. THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE EXPRESSLY SET FORTH THEREIN, SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

         SECTION 13.5. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN MECKLENBURG COUNTY, NORTH CAROLINA, IN ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF A SUMMONS AND COMPLAINT AND OTHER PROCESS IN ANY ACTION, CLAIM OR PROCEEDING BROUGHT BY THE AGENT OR LENDER IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS, ON BEHALF OF ITSELF OR ITS PROPERTY, IN THE MANNER SPECIFIED IN SECTION 13.1. NOTHING IN THIS SECTION 13.5 SHALL AFFECT THE RIGHT OF THE AGENT OR LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR AFFECT THE RIGHT OF THE AGENT OR LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTIONS.

         SECTION 13.6.  Waiver of Jury Trial; Binding Arbitration.

         (a) JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE AGENT, EACH LENDER AND THE BORROWER HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

         (b) Binding Arbitration. Upon demand of the Borrower, the Agent or the Required Lenders, whether made before or within one hundred and twenty
(120) days after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to the Notes or any other Loan Documents ("Disputes"), between or among parties to the Notes or any other Loan Document shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims concerning any aspect of the past, present or future relationships arising out or connected with the Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Charlotte, North Carolina. The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. The arbitrators shall be appointed as provided in the Arbitration Rules. Notwithstanding the foregoing, this paragraph shall not apply to any Hedging Agreement that is a Loan Document.

         (c) Preservation of Certain Remedies. Notwithstanding the preceding binding arbitration provisions, the parties hereto and to the other Loan Document preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a Dispute. Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under applicable law or by judicial foreclosure and sale,
(ii) all rights of self help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment or receiver and in filing an involuntary bankruptcy proceeding, and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

         SECTION 13.7. Reversal of Payments. To the extent the Borrower makes a payment or payments to the Agent for the ratable benefit of the Lenders or the Agent receives any payment or proceeds of the Collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Agent.

         SECTION 13.8.  Injunctive Relief; Punitive Damages.

         (a) The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrower agrees that the Lenders, at the Lenders' option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         (b) The Agent, the Lenders and the Borrower (on behalf of itself and its Subsidiaries) hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any Dispute, whether such Dispute is resolved through arbitration or judicially.

         (c) The parties agree that they shall not have a remedy of punitive or exemplary damages against any other party in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

         SECTION 13.9.  Successors and Assigns; Participations.

         (a) Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and the Lenders, all future holders of the Notes, and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

         (b) Assignment by Lenders. Each Lender may, with the consent of the Agent and the Borrower, which consents shall not be unreasonably withheld, assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Obligations at the time owing to it and the Notes held by
it); provided that

                      (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement and no such assignment of Absolute Rate Loans or Swingline Loans shall be permitted;

                      (ii) if less than all of the assigning Lender's Commitment is to be assigned, the Commitment of the assigning Lender after any such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall in no event be less than $5,000,000 and the Commitment so assigned shall not be less than $5,000,000;

                      (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit H attached hereto (an "Assignment and Acceptance"), together with any Note or Notes subject to such assignment;

                      (iv) such assignment shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state;

                      (v) the representation contained in Section 13.19 hereof shall be true with respect to any such proposed assignee;

                      (vi) the assigning Lender shall pay to the Agent an assignment fee of $3,500 upon the execution by such Lender of the Assignment and Acceptance; provided that no such fee shall be payable upon any assignment by a Lender to an Affiliate thereof; and

                      (vii) the consent of the Borrower shall not be required upon and after the occurrence and during the continuance of an Event of Default under Sections 11.1(i) and (j).

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereby and (B) the Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

         (c) Rights and Duties Upon Assignment. By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as set forth in such Assignment and Acceptance.

         (d) Register. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the amount of the Obligations with respect to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Issuance of New Notes. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit H:

                      (i)         accept such Assignment and Acceptance;

                      (ii) record the information contained therein in the Register;

                      (iii) give prompt notice thereof to the Lenders and the Borrower; and

                      (iv) promptly deliver a copy of such Assignment and Acceptance to the Borrower.

Within five (5) Business Days after receipt of notice, the Borrower shall execute and deliver to the Agent, in exchange for the surrendered Note or Notes, (A) a Competitive Bid Note payable to the order of such Eligible Assignee in an amount equal to the Aggregate Commitment and (B) a new Revolving Credit Note or Revolving Credit Notes to the order of such Eligible Assignee in amounts equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and a new Revolving Credit Note or Revolving Credit Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes delivered to the assigning Lender. Each surrendered Note or Notes shall be canceled and returned to the Borrower.

         (f) Participations. Each Lender may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Notes held by it); provided that:

                      (i) each such participation shall be in an amount not less than $5,000,000;

                      (ii) such Lender's obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged;

                      (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

                      (iv) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement;

                      (v) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;

                      (vi) such Lender shall not permit such participant the right to approve any waivers, amendments or other modifications to this Agreement or any other Loan Document other than waivers, amendments or modifications which would reduce the principal of or the interest rate on any Loan or Reimbursement Obligation, extend the term or increase the amount of the Commitment of such participant, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal or, except as expressly contemplated hereby, release any Collateral or the Subsidiary Guaranty Agreement; and

                      (vii) any such disposition shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state.

         (g) Disclosure of Information; Confidentiality. The Agent and the Lenders shall hold all non-public information obtained pursuant to the Loan Documents in accordance with their customary procedures for handling confidential information. Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this
Section 13.9, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided, that prior to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree with the Borrower or such Lender (which in the case of an agreement with only such Lender, the Borrower shall be recognized as a third party beneficiary thereof) to preserve the confidentiality of any confidential information relating to the Borrower received from such Lender.

         (h) Certain Pledges or Assignments. Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with Applicable Law.

         SECTION 13.10. Amendments, Waivers and Consents. Except as set forth below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Agent with the consent of the Required Lenders) and delivered to the Agent and, in the case of an amendment, signed by the Borrower; provided, that no amendment, waiver or consent shall, without the prior written consent of each Lender, (i) increase the amount or extend the time of the obligation of the Lenders to make Loans or issue or participate in Letters of Credit, (ii) extend the originally scheduled time or times of payment of the principal of any Loan or Reimbursement Obligation or the time or times of payment of interest or any other amount (including, without limitation, any fee) on any Loan or Reimbursement Obligation, (iii) reduce the rate of interest, fees or any other amount payable on any Loan or Reimbursement Obligation, (iv) permit any subordination of the principal or interest on any Loan or Reimbursement Obligation, (v) amend or waive the provisions of Sections 8.12(a)(i), 8.12(a)(ii) or 8.12(b), (vi) release any Collateral for any Obligation (other than as specifically permitted in this Agreement or the Security Documents) or amend the provisions of Section 2.10, (vii) release or discharge any Subsidiary Guarantor from its obligations under any Subsidiary Guaranty (other than as specifically permitted in this Agreement) or amend the provisions of Section 2.11 (except that there shall be permitted the release or discharge of any Subsidiary Guarantor(s) with Pro Forma Adjusted EBITDA not in excess of seven percent (7%) of the Consolidated Pro Forma Adjusted EBITDA of the Borrower and its Subsidiaries on a cumulative basis and the corresponding release of the Collateral related thereto without the prior written consent of each Lender (but with the prior written consent of the Required Lenders)) or (viii) amend the provisions of this Section 13.10, the definition of Required Lenders, or amend in any other manner the number or percentage of the Lenders required to take action or make any determinations under this Agreement or any other Loan Document pursuant to any provision which designates a specific number or percentage of the Lenders to take such action or make such determination; provided, further, that the Borrower may, subject to the terms and conditions of Section 2.9 and upon the consent of the Agent (which consent shall not be unreasonably withheld), increase the Aggregate Commitment either by designating a lender not theretofore an existing Lender to become a Lender or by agreeing with an existing Lender that such Lender's Commitment shall be increased. In addition, no amendment, waiver or consent to the provisions of (a) Article XII shall be made without the written consent of the Agent and (b) Article III without the written consent of the Issuing Lender.

         SECTION 13.11. Performance of Duties. The Borrower's obligations under this Agreement and each of the Loan Documents shall be performed by the Borrower at its sole cost and expense.

         SECTION 13.12. Indemnification. The Borrower agrees to reimburse the Agent and each Lender and each of their officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates (collectively, the "Indemnified Persons") for all reasonable costs and expenses, including all counsel, appraisal, or other expert or consultant fees and disbursements incurred, and to indemnify and hold the Indemnified Persons harmless from and against all losses suffered by the Indemnified Persons in connection with (a) the exercise by the Indemnified Persons of any right or remedy granted to them under this Agreement or any of the other Loan Documents, (b) any claim, and the prosecution or defense thereof, arising out of or in any way connected with this Agreement or any of the other Loan Documents, and (c) the collection or enforcement of the Obligations or any of them; provided, that the Borrower shall not be obligated to reimburse any Indemnified Person for costs and expenses, or indemnify any Indemnified Person for any loss, resulting from the gross negligence or willful misconduct of such Indemnified Person.

         SECTION 13.13. All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Agent and any Persons designated by the Agent or Lenders pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Commitments have not been terminated.

         SECTION 13.14. Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which the Agent and the Lenders are entitled under the provisions of this Article XIII and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Agents and the Lenders against events arising after such termination as well as before.

         SECTION 13.15. Titles and Captions. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

         SECTION 13.16. Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 13.17. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

         SECTION 13.18. Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

         SECTION 13.19. Representation of Lenders. Each Lender hereby represents that it will make each Loan hereunder as a commercial loan for its own account in the ordinary course of its business; provided, that subject to
Section 13.9 hereof, the disposition of the Notes or other evidence of the Obligations held by any Lender shall at all times be within its exclusive control.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first written above.

                                  Borrower:

[CORPORATE SEAL]                  CORESTAFF, INC., a Delaware corporation

                                  By:
                                      ----------------------------------------
                                  Name:  Edward L. Pierce
                                  Title:   Chief Financial Officer and
                                            Senior Vice President





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                                       1

                                  Agent:

[CORPORATE SEAL]                  FIRST UNION NATIONAL BANK (F/K/A FIRST UNION
                                  NATIONAL BANK OF NORTH CAROLINA), as Agent


                                  By:
                                     -----------------------------------------
                                  Name:
                                       ---------------------------------------
                                  Title:
                                        --------------------------------------





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                                       2

                                  LENDERS:

[CORPORATE SEAL]                  FIRST UNION NATIONAL BANK (F/K/A FIRST UNION
                                  NATIONAL BANK OF NORTH CAROLINA)


                                  By:
                                     -----------------------------------------
                                  Name:
                                       ---------------------------------------
                                  Title:
                                        --------------------------------------





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                                       3

                                  THE FIRST NATIONAL BANK OF CHICAGO, as
                                  Managing Agent and Lender


                                  By:
                                     -----------------------------------------
                                  Name:
                                       ---------------------------------------
                                  Title:
                                        --------------------------------------





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                                       4

                                  TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as
                                  Managing Agent and Lender


                                  By:
                                     -----------------------------------------
                                  Name:
                                       ---------------------------------------
                                  Title:
                                        --------------------------------------





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                                       5

                                  CREDIT LYONNAIS NEW YORK BRANCH, as Managing
                                  Agent and Lender


                                  By:
                                     -----------------------------------------
                                  Name:
                                       ---------------------------------------
                                  Title:
                                        --------------------------------------





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                                       6

                                  NATIONSBANK OF TEXAS, N.A., as Managing Agent and Lender


                                  By:
                                     -----------------------------------------
                                  Name:
                                       ---------------------------------------
                                  Title:
                                        --------------------------------------





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                                       7

                                  THE BANK OF NEW YORK


                                  By:
                                     -----------------------------------------
                                  Name:
                                       ---------------------------------------
                                  Title:
                                        --------------------------------------





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                                       8

                                  THE BANK OF NOVA SCOTIA


                                  By:
                                     -----------------------------------------
                                  Name:
                                       ---------------------------------------
                                  Title:
                                        --------------------------------------





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                                       9

                                  BANQUE PARIBAS


                                  By:
                                     -----------------------------------------
                                  Name:
                                       ---------------------------------------
                                  Title:
                                        --------------------------------------



                                  By:
                                     -----------------------------------------
                                  Name:
                                       ---------------------------------------
                                  Title:
                                        --------------------------------------





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                                       10

                                  COMERICA BANK


                                  By:
                                     -----------------------------------------
                                  Name:
                                       ---------------------------------------
                                  Title:
                                        --------------------------------------





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                                       11

                                  THE FUJI BANK, LIMITED, HOUSTON AGENCY


                                  By:
                                     -----------------------------------------
                                  Name:
                                       ---------------------------------------
                                  Title:
                                        --------------------------------------





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                                       12

                                  UNION BANK OF CALIFORNIA, N.A.


                                  By:
                                     -----------------------------------------
                                  Name:
                                       ---------------------------------------
                                  Title:
                                        --------------------------------------




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                                       13

                                  WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION


                                  By:
                                     -----------------------------------------
                                  Name:
                                       ---------------------------------------
                                  Title:
                                        --------------------------------------





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                                       14

                                  BANQUE NATIONALE DE PARIS


                                  By:
                                     -----------------------------------------
                                  Name:
                                       ---------------------------------------
                                  Title:
                                        --------------------------------------





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                                       15

                                  FLEET NATIONAL BANK


                                  By:
                                     -----------------------------------------
                                  Name:
                                       ---------------------------------------
                                  Title:
                                        --------------------------------------





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                                       16

                                  HIBERNIA NATIONAL BANK


                                  By:
                                     -----------------------------------------
                                  Name:
                                       ---------------------------------------
                                  Title:
                                        --------------------------------------





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                                       17

                                  THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED


                                  By:
                                     -----------------------------------------
                                  Name:
                                       ---------------------------------------
                                  Title:
                                        --------------------------------------





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                                       18

                                 THE SANWA BANK, LIMITED


                                 By:
                                    ------------------------------------------
                                 Name:
                                      ----------------------------------------
                                 Title:
                                       ---------------------------------------





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                                       19

                                  THE SUMITOMO BANK, LIMITED


                                  By:
                                     -----------------------------------------
                                  Name:
                                       ---------------------------------------
                                  Title:
                                        --------------------------------------





                                       20